0 42 65 155 112 42 4 94 109 127 127 127 0 42 65 2 87 133 71 126 163 120 163 198 Credit Privat e Equ ity Real Esta te Strate gic Initi atives BUSINES S SECTOR PALETTE GENERA L PALE TTE Earnings Presentation First Quarter 2022 Exhibit 99.2

0 42 65 155 112 42 4 94 109 127 127 127 0 42 65 2 87 133 71 126 163 120 163 198 Credit Privat e Equ ity Real Esta te Strate gic Initi atives BUSINES S SECTOR PALETTE GENERA L PALE TTE 2 Important Notice This presentation is prepared for Ares Management Corporation (NYSE: ARES) for the benefit of its public stockholders. This presentation is solely for information purposes in connection with evaluating the business, operations and financial results of Ares Management Corporation (“Aresˮ) and certain of its affiliates. Any discussion of specific Ares entities is provided solely to demonstrate such entities’ role within the Ares organization and their contribution to the business, operations and financial results of Ares. This presentation may not be referenced, quoted or linked by website, in whole or in part, except as agreed to in writing by Ares. This presentation contains “forward looking statementsˮ within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks and uncertainties. Forward-looking statements can be identified by the use of forward-looking words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "predicts," "intends," "plans," "estimates," "anticipates," "foresees" or negative versions of those words, other comparable words or other statements that do not relate to historical or factual matters. Actual outcomes and results could differ materially from those suggested by this presentation due to the impact of many factors beyond the control of Ares, as well as those described in the “Risk Factorsˮ section of our filings with the Securities and Exchange Commission (“SECˮ). These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in our periodic filings. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date of this presentation. Ares assumes no obligation to update or revise any such forward-looking statements except as required by law. Certain information discussed in this presentation was derived from third party sources and has not been independently verified and, accordingly, Ares makes no representation or warranty in respect of this information and assumes no responsibility for independent verification of such information. The following slides contain summaries of certain financial and statistical information about Ares. The information contained in this presentation is summary information that is intended to be considered in the context of Ares’ SEC filings and other public announcements that Ares may make, by press release or otherwise, from time to time. Ares undertakes no duty or obligation to publicly update or revise these statements or other information contained in this presentation. In addition, this presentation contains information about Ares, its affiliated funds and certain of their respective personnel and affiliates, and their respective historical performance. You should not view information related to the past performance of Ares and its affiliated funds as indicative of future results. Certain information set forth herein includes estimates and targets and involves significant elements of subjective judgment and analysis. No representations are made as to the accuracy of such estimates or targets or that all assumptions relating to such estimates or targets have been considered or stated or that such estimates or targets will be realized. Further, certain fund performance information, unless otherwise stated, is before giving effect to management fees, carried interest or incentive fees and other expenses. This presentation does not constitute, and shall not be construed as, an offer to buy or sell, or the solicitation of an offer to buy or sell, any securities, investment funds, vehicles or accounts, investment advice, or any other service by Ares of any of its affiliates or subsidiaries. Nothing in this presentation constitutes the provision of tax, accounting, financial, investment, regulatory, legal or other advice by Ares or its advisors. Management uses certain non-GAAP financial measures, including Assets Under Management, Fee Paying Assets Under Management, Fee Related Earnings and Realized Income to evaluate Ares’ performance and that of its business segments. Management believes that these measures provide investors with a greater understanding of Ares’ business and that investors should review the same supplemental non-GAAP financial measures that management uses to analyze Ares’ performance. The measures described herein represent those non-GAAP measures used by management, in each case, before giving effect to the consolidation of certain funds within its results in accordance with GAAP. These measures should be considered in addition to, and not in lieu of, Ares’ financial statements prepared in accordance with GAAP. The definitions and reconciliations of these measures to the most directly comparable GAAP measures, as well as an explanation of why we use these measures, are included in the Appendix. Amounts and percentages may reflect rounding adjustments and consequently totals may not appear to sum. For the definitions of certain terms used in this presentation, please refer to the "Glossary" slide in the appendix. The statements contained in this presentation are made as of March 31, 2022, unless another time is specified in relation to them, and access to this presentation at any given time shall not give rise to any interpretation that there has been no change in the facts set forth in this presentation since that date.

0 42 65 155 112 42 4 94 109 127 127 127 0 42 65 2 87 133 71 126 163 120 163 198 Credit Privat e Equ ity Real Esta te Strate gic Initi atives BUSINES S SECTOR PALETTE GENERA L PALE TTE 3 Assets Under Management Financial Results Corporate Actions Recent Developments First Quarter 2022 Highlights 1. Net inflows of capital represents gross capital commitments less redemptions. 2. Unconsolidated management fees includes $11.5 million from Consolidated Funds that are eliminated upon consolidation for GAAP for Q1-22 and excludes management fees attributable to certain joint venture partners. Unconsolidated other fees represents $19.9 million for Q1-22 and excludes administrative fees that are presented as a reduction to respective expenses and administrative fees attributable to certain joint venture partners. • Total Assets Under Management (“AUMˮ) of $325.0 billion • Total Fee Paying AUM (“FPAUMˮ) of $199.0 billion • Available Capital of $92.4 billion • AUM Not Yet Paying Fees available for future deployment of $58.2 billion • Raised $13.7 billion in gross new capital with net inflows of capital(1) of $13.2 billion • Capital deployment of $16.3 billion, including $11.0 billion by our drawdown funds • Q1-22 GAAP net income attributable to Ares Management Corporation of $45.9 million • Q1-22 GAAP basic and diluted earnings per share of Class A and non-voting common stock of $0.24 • Q1-22 GAAP management fees of $477.3 million • Q1-22 unconsolidated management fees and other fees of $502.8 million(2) • Q1-22 Fee Related Performance Revenues of $12.7 million • Q1-22 Fee Related Earnings of $205.7 million • Q1-22 Realized Income of $222.0 million • Q1-22 after-tax Realized Income of $0.65 per share of Class A and non-voting common stock • Declared quarterly dividend of $0.61 per share of Class A and non-voting common stock, which is payable on June 30, 2022 to shareholders of record as of June 16, 2022 • On January 1, 2022, Ares changed its segment composition and established the Real Assets Group. The Real Assets Group consists of the activities of the former Real Estate Group and the infrastructure and power strategy, now referred to as infrastructure opportunities, which was formerly included within the Private Equity Group. On February 10, 2022, Ares completed the acquisition of AMP Capital’s Infrastructure Debt platform (“Infrastructure Debtˮ), one of the largest infrastructure debt investment platforms globally, increasing AUM by $8.2 billion. The Infrastructure Debt activities are presented within the Real Assets Group. Q2 #s AUM - 158 FPAUM - 105 AC - 39 AUM NYPF 25 Raised 9B, net inflow 8B Deployment 6B NI - 56 EPS - 0.36 and 0.35 GAAP mgmt fees - 267 unconsol mgmt/other - 282 FRE - 97 RI - 115 RI per share - 0.39

4 Gross New Capital Commitments(1) 1. Represents gross new capital commitments during the period presented, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts. Commitments denominated in currencies other than U.S. dollar have been converted at the prevailing quarter-end exchange rate. $ in billions Q1 2022 Comments Credit Group U.S. Direct Lending $1.1 Primarily new and additional equity commitments to various funds ARCC and affiliates 1.7 Additional debt and equity commitments to ARCC and affiliates Alternative Credit 1.6 New and additional equity commitments to various funds, including new commitments of $1.1 billion for our open-end core alternative credit fund CLOs 1.0 Priced two new U.S. CLOs European Direct Lending 0.3 New equity and debt commitments to various funds Other Credit Funds 1.0 Additional equity and debt commitments to various funds Total Credit Group $6.7 Private Equity Group Special Opportunities $0.6 Additional equity commitments for our second special opportunities fund Total Private Equity Group $0.6 Real Assets Group AREIT and AIREIT $1.6 Additional capital raised for our non-traded REITs European Real Estate Equity 1.1 New equity commitments for our sixth European real estate equity fund U.S. Real Estate Equity 0.7 Primarily additional capital raised for our industrial real estate funds Real Estate Debt 0.6 Additional equity and debt commitments to various funds Infrastructure Debt 0.1 Additional equity commitments for our fifth infrastructure debt fund Total Real Assets Group $4.1 Secondary Solutions Group Real Estate Secondaries $0.9 Additional equity commitments for our ninth real estate secondaries fund and related vehicles Private Equity Secondaries 0.2 Additional equity commitments for our 17th private equity secondaries fund and related vehicles Total Secondary Solutions Group $1.1 Strategic Initiatives Asian Special Situations $0.9 New commitments for our sixth Asian special situations fund and related vehicles APAC Direct Lending 0.4 New equity commitments for our first APAC direct lending fund Insurance (0.1) Reallocation of gross new commitments sub-advised by Ares vehicles and included within other strategies Total Strategic Initiatives $1.2 Total $13.7 CLO 56 - 0.5 Pathfinder - 0.3 2 SMA (UPS II/AFLAC) - 0.25 each US DL - ARCC 1.15 ACE V - 8.247 (ECSF IX 0.4), ECI IV A 0.2 ACOF VI - 0.3 ACIP - 0.2 SLO III - 0.3 0 42 65 155 112 42 4 94 109 127 127 127 0 42 65 2 87 133 71 126 163 120 163 198 Credit Private Equity Real Estate Strategic Initiatives CHECKS: 1) is the orde of segments listed from largest to smallest by segment? 2) check for any final closes and funds that can now be named (need full legal name) - include final close amount

5 $91.6 $117.4 $121.4 $14.9 $16.7 $16.1 $14.5 $28.6 $36.1 $18.3 $18.1 $6.6 $6.8 $7.3 $127.6 $187.8 $199.0 Q1-21 Q4-21 Q1-22 Assets Under Management 1. AUM amounts include vehicles managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of ARCC and an SEC-registered investment adviser (“IHAMˮ). AUM as of March 31, 2022 was $325.0 billion, an increase of 57% from prior year(1) • The increase of $117.8 billion was primarily driven by: ◦ fundraising from SDL II and PCS II in U.S. direct lending, ACE V in European direct lending, our second special opportunities fund in Private Equity and from funds in the real estate equity and debt strategies; and ◦ the acquisitions of Landmark Partners, LLC (collectively with its subsidiaries, “Landmarkˮ) in Secondary Solutions and Black Creek Group (“Black Creekˮ) and Infrastructure Debt in Real Assets FPAUM as of March 31, 2022 was $199.0 billion, an increase of 56% from prior year • The increase of $71.4 billion was primarily attributable to: ◦ the deployment of capital in funds across U.S. and European direct lending, alternative credit and ACOF VI in corporate private equity, as well as new commitments to the syndicated loans strategy and real estate equity strategies; and ◦ the acquisitions of Landmark, Black Creek and Infrastructure Debt AUM FPAUM $151.1 $192.7 $196.9 $25.4 $33.4 $33.6 $20.8 $46.0 $58.5 $22.1 $23.5 $9.9 $11.6 $12.5 $207.2 $305.8 $325.0 Q1-21 Q4-21 Q1-22 Credit Private Equity Real Assets Secondary Solutions Strategic Initiatives ($ in billions) ($ in billions) 0 42 65 155 112 42 4 94 109 127 127 127 0 42 65 2 87 133 71 126 163 120 163 198 Credit Private Equity Real Estate Strategic Initiatives

6 Perpetual Capital 1. Commingled funds refers to publicly managed funds, non-registered funds, illiquid funds and insurance strategies. 2. CLOs are a type of closed end vehicle. Perpetual Capital as of March 31, 2022 was $82.7 billion, an increase of 63% from prior year • The increase of $32.0 billion was primarily driven by the acquisition of Black Creek in Real Assets and by fundraising in U.S. direct lending, European direct lending and alternative credit Perpetual Capital AUM Q1-22 Perpetual Capital by Type Credit Real Assets Strategic Initiatives $42.6 $52.6 $55.4 $6.2 $22.1 $25.5 $1.9 $1.9 $1.8 $50.7 $76.6 $82.7 Q1-21 Q4-21 Q1-22 ($ in billions) (2) 75% 25% Perpetual Capital - Commingled Funds Perpetual Capital - Managed Accounts $82.7 ($ in billions)

7 19% 6% 63% 12% 35% 6% 53% 6% AUM and Management Fees by Type 88% 1. Long-dated funds generally have a contractual life of five years or more at inception. For the quarter ended March 31, 2022: • 88% of assets under management were perpetual capital or long-dated funds • 94% of management fees were earned from perpetual capital or long-dated funds AUM by Type Management Fees by Type 94% Perpetual Capital - Commingled Funds Perpetual Capital - Managed Accounts Long-Dated Funds(1) Other Perpetual Capital - Commingled Funds Perpetual Capital - Managed Accounts Long-Dated Funds(1) Other

8 $33.7 $43.2 $42.9 $3.0 $6.8 $6.8 $1.8 $3.4 $7.6$1.3 $3.7 $1.7 $3.2 $3.7 $40.2 $57.9 $64.7 Q1-21 Q4-21 Q1-22 Available Capital and AUM Not Yet Paying Fees Available Capital as of March 31, 2022 was $92.4 billion, an increase of 63% from prior year • The increase of $35.6 billion was primarily driven by: ◦ fundraising from SDL II, PCS II, and our second special opportunities fund; and ◦ the acquisitions of Landmark in Secondary Solutions, Black Creek and Infrastructure Debt in Real Assets AUM Not Yet Paying Fees as of March 31, 2022 was $64.7 billion, an increase of 61% from prior year • The increase of $24.5 billion was primarily driven by: ◦ fundraising from SDL II, PCS II and our second special opportunities fund; and ◦ the acquisitions of Landmark, Black Creek and Infrastructure Debt Available Capital AUM Not Yet Paying Fees $40.6 $55.2 $52.0 $6.1 $10.4 $10.5 $6.3 $11.6 $15.3 $8.1 $8.6 $3.8 $5.1 $6.0 $56.8 $90.4 $92.4 Q1-21 Q4-21 Q1-22 ($ in billions) ($ in billions) Credit Private Equity Real Assets Secondary Solutions Strategic Initiatives

AUM Not Yet Paying Fees

As of March 31, 2022, AUM Not Yet Paying Fees includes $58.2 billion of AUM available for future deployment which could generate approximately $557.0 million in potential incremental annual management fees[1]

- The $58.2 billion of AUM Not Yet Paying Fees available for future deployment includes approximately $20.5 billion in U.S. direct lending funds, $12.1 billion in European direct lending funds, $6.3 billion in alternative credit funds, $5.5 billion in special opportunities funds, $3.3 billion in infrastructure debt funds, $3.2 billion in real estate secondaries funds and $2.9 billion in Ares SSG funds

AUM Not Yet Paying Fees

($ in billions)



$0.4
$6.1
$64.7
$58.2
Capital Available for Future Deployment
Capital Available for Deployment for Follow-on Investments (2)
Funds in or Expected to Be in Wind-down

AUM Not Yet Paying Fees Available for Future Deployment

($ in billions)



$2.8
$3.5
$5.8
$6.2
$58.2
$39.9
Credit
Private Equity
Real Assets
Secondary Solutions
Strategic Initiatives

1. No assurance can be made that such results will be achieved or capital will be deployed. Assumes the AUM Not Yet Paying Fees as of March 31, 2022 is invested and such fees are paid on an annual basis. Does not reflect any associated reductions in management fees from certain existing funds, some of which may be material. Reference to the $557.0 million includes approximately $18.5 million in potential incremental management fees from deploying cash and a portion of undrawn/available credit facilities at ARCC in excess of its leverage at March 31, 2022. Note that no potential Part I Fees are reflected in any of the amounts above.
2. Capital available for deployment for follow-on investments represents capital committed to funds that are past their investment periods but have capital available to be called for follow-on investments in existing portfolio companies. As of March 31, 2022, capital available for deployment for follow-on investments could generate approximately $71.8 million in additional potential annual management fees. There is no assurance such capital will be invested.

9

ARES

10 Q1-21 Q4-21 Q1-22 Incentive Eligible AUM and Incentive Generating AUM ($ in billions) ($ in billions) Credit Private Equity Real Assets Secondary Solutions Strategic Initiatives Total Incentive Generating AUM $43.8 $20.9 $21.9 $6.0 $0.3 $92.9 + Uninvested IEAUM 38.7 10.7 10.6 7.4 4.0 71.4 + IEAUM below hurdle 5.8 0.6 1.2 — — 7.6 ‘+ ARCC Part II Fees below Hurdle(2) 19.9 — — — — 19.9 Incentive Eligible AUM $108.2 $32.2 $33.7 $13.4 $4.3 $191.8 Credit Private Equity Real Assets Secondary Solutions Strategic Initiatives 1. Incentive Generating AUM includes $32.0 billion of AUM from funds generating incentive income that is not recognized by Ares until such fees are crystallized or no longer subject to reversal. 2. Represents Incentive Eligible AUM associated with ARCC Part II Fees that are paid in arrears as of the end of each calendar year when the cumulative aggregate realized capital gains exceed the cumulative aggregate realized capital losses and aggregate unrealized capital depreciation, less the aggregate amount of Part II Fees paid in all prior years since inception. As of March 31, 2021, this calculation resulted in ARCC trailing the required hurdle for payment to Ares of any ARCC Part II Fees by 0.02% of the value of the underlying portfolio. Incentive Eligible AUM Incentive Eligible AUM as of March 31, 2022 was $191.8 billion, an increase of 54% from prior year • The increase of $67.4 billion was primarily driven by: ◦ capital raising across U.S. and European direct lending, alternative credit, corporate private equity and special opportunities and European real estate equity; and ◦ the acquisitions of Landmark in Secondary Solutions, Black Creek and Infrastructure Debt in Real Assets Incentive Generating AUM(1) as of March 31, 2022 was $92.9 billion, an increase of 111% from prior year • The increase was primarily driven by increases in asset values of certain funds resulting in returns increasing above hurdle rates, as well as additional deployment of capital within funds that are generating returns in excess of their hurdle rates as of March 31, 2022 Of the $120.4 billion of Incentive Eligible AUM that is currently invested, 77% is Incentive Generating AUM • Excluding the Incentive Eligible AUM associated with ARCC Part II Fees,(2) which are based on capital gains from the largely debt oriented ARCC portfolio, 92% of Incentive Eligible AUM that is currently invested is Incentive Generating AUM Q1-22 Incentive Generating to Incentive Eligible AUM Reconciliation Consider hurdle rate for ARCC Part II fees in future periods. Discuss when ~2%. 5.2% for Q2 2020, removed. 4.0% for Q3 2020, 3% for Q4 2020 1. As of March 31, 2022, this calculation resulted in ARCC trailing the required hurdle for payment to Ares of any ARCC Part II Fees by 0.3% of the value of the underlying portfolio. 2. Represents Incentive Eligible AUM associated with ARCC Part II Fees that are paid in arrears as of the end of each calendar year when the cumulative aggregate realized capital gains exceed the cumulative aggregate realized capital losses and aggregate unrealized capital depreciation, less the aggregate amount of Part II Fees paid in all prior years since inception. • The $92.9 billion Incentive Generating AUM includes relating to ARCC Part II fees $33.7 $4.3 $108.2 $2.6 $32.2 $26.7 $31.8 $109.6 $86.7 $24.3 $11.4 $124.4 $183.1 $191.8 $13.4 $2.0 $12.4

11 $11.0 $0.2 $3.6 $0.8$0.7 Q1-22 Gross Capital Deployment Capital Deployment(1) ($ in billions) (2) 1. Capital deployment figures include deployment from perpetual capital vehicles. Capital Deployment in Drawdown Funds ($ in billions) Total Gross Invested Capital during Q1-22 was $16.3 billion compared to $12.9 billion during Q1-21 • Of the total amount, $11.0 billion was related to deployment by our drawdown funds compared to $8.9 billion for the same period in 2021 • Of our drawdown funds, the most active investment strategies were U.S. direct lending, European direct lending, alternative credit and U.S. real estate equity Q1-21 Q4-21 Q1-22 $4.8 $1.9 $1.4 $8.9 $10.4 $1.6 $5.1 $18.7 $11.0 $2.5 $7.0 $0.1 $0.2 $0.6 Credit Private Equity Real Assets Secondary Solutions Strategic Initiatives $0.8 Credit Private Equity Real Assets Secondary Solutions Strategic Initiatives $0.8 $1.4 $16.3 $11.0 $0.2 $3.6 $0.8 $0.7

12 Three months ended March 31, $ in thousands, except share data 2022 2021 Revenues Management fees $477,332 $320,273 Carried interest allocation 178,289 297,535 Incentive fees 16,422 2,820 Principal investment income 8,326 25,100 Administrative, transaction and other fees 34,630 12,660 Total revenues 714,999 658,388 Expenses Compensation and benefits 357,243 231,850 Performance related compensation 129,405 221,432 General, administrative and other expenses 120,523 67,656 Expenses of Consolidated Funds 4,513 4,171 Total expenses 611,684 525,109 Other income (expense) Net realized and unrealized gains on investments 8,109 5,433 Interest and dividend income 1,502 960 Interest expense (15,646) (6,695) Other income (expense), net 1,784 (4,149) Net realized and unrealized gains on investments of Consolidated Funds 15,968 16,422 Interest and other income of Consolidated Funds 120,290 115,839 Interest expense of Consolidated Funds (74,013) (71,025) Total other income 57,994 56,785 Income before taxes 161,309 190,064 Income tax expense 20,411 25,754 Net income 140,898 164,310 Less: Net income attributable to non-controlling interests in Consolidated Funds 47,382 49,858 Net income attributable to Ares Operating Group entities 93,516 114,452 Less: Net income attributable to redeemable interest in Ares Operating Group entities 399 32 Less: Net income attributable to non-controlling interests in Ares Operating Group entities 47,254 56,042 Net income attributable to Ares Management Corporation 45,863 58,378 Less: Series A Preferred Stock dividends paid — 5,425 Net income attributable to Ares Management Corporation Class A and non-voting common stockholders $45,863 $52,953 Net income per share of Class A and non-voting common stock: Basic $0.24 $0.33 Diluted $0.24 $0.32 Weighted-average shares of Class A and non-voting common stock: Basic 174,215,251 149,271,822 Diluted 174,215,251 163,664,384 GAAP Statements of Operations

13 RI and Other Measures Financial Summary 1. Includes Part I Fees of $50.8 million and $46.5 million for Q1-22 and Q1-21, respectively, and $50.8 million and $186.7 million for Q1-22 LTM and Q1-21 LTM, respectively. 2. Includes fee related performance compensation of $8.5 million and $1.2 million for Q1-22 and Q1-21, respectively, and $8.5 million and $1.2 million for Q1-22 LTM and Q1-21 LTM, respectively. 3. For Q1-22, Q1-21, and Q1-22 LTM, Q1-21 LTM, after-tax Realized Income includes current income tax related to: (i) entity level taxes of $3.6 million, $3.3 million and $3.6 million, $12.2 million, respectively, and (ii) corporate level tax expense of $11.8 million, $0.5 million, and $11.8 million, $0.5 million, respectively. For more information regarding After-tax RI, please refer to the "Glossary" slide in the appendix. 4. Calculation of after-tax Realized Income per share of Class A and non-voting common stock uses total average shares of Class A and non-voting common stock outstanding and proportional dilutive effects of the Ares' equity-based awards. See slide 26 for additional details. 5. Effective management fee rate represents the quotient of management fees and the aggregate fee bases for the periods presented. The effective rate shown excludes the effect of one-time catch-up fees. Three months ended March 31, LTM ended March 31, $ in thousands, except share data (and as otherwise noted) 2022 2021 % Change 2022 2021 % Change Management fees(1) $482,921 $327,463 47% $1,790,735 $1,240,250 44% Fee related performance revenues 12,711 2,036 NM 148,554 28,937 NM Other fees 19,855 6,804 192 62,822 22,880 175 Compensation and benefits expenses(2) (242,007) (167,377) (45) (969,472) (655,435) (48) General, administrative and other expenses (67,810) (39,663) (71) (243,924) (166,574) (46) Fee Related Earnings 205,670 129,263 59 788,715 470,058 68 Realized net performance income 15,293 15,088 1 146,049 103,410 41 Realized net investment income (loss) 1,054 (7,558) NM 33,397 11,136 200 Realized Income 222,017 136,793 62 968,161 584,604 66 After-tax Realized Income(3) $206,697 $127,630 62 $882,786 $527,889 67 After-tax Realized Income per share of Class A and non-voting common stock(4) $0.65 $0.46 41 $2.76 $1.87 48 Other Data Total Fee Revenue $522,318 $350,152 49 $2,054,030 $1,376,786 49 Fee Related Earnings margin(5) 39.9% 38.4% 2 39.4% 36.4% 3 Effective management fee rate(6) 0.97% 1.02% (5) 1. Includes Part I Fees of $50.8 million and $46.5 million for Q1-22 and Q1-21, respectively, and $232.2 million and $186.7 million for Q1-22 LTM and Q1-21 LTM, respectively. 2. Includes fee related performance compensation of $8.5 million and $1.2 million for Q1-22 and Q1-21, respectively, and $94.1 million and $18.7 million for Q1-22 LTM and Q1-21 LTM, respectively. 3. For Q1-22, Q1-21, and Q1-22 LTM, Q1-21 LTM, after-tax Realized Income includes current income tax related to: (i) entity level taxes of $3.6 million, $3.3 million and $14.7 million, $12.2 million, respectively, and (ii) corporate level tax expense of $11.8 million, $0.5 million, and $65.2 million, $22.8 million, respectively. For more information regarding After-tax RI, please refer to the "Glossary" slide in the appendix. 4. Calculation of after-tax Realized Income per share of Class A common stock uses total average shares of Class A common stock outstanding and proportional dilutive effects of the Ares' equity- based awards. Please refer to slide 26 for additional details. 5. Fee related earnings margin represents the quotient of fee related earnings and the total of segment management fees, fee related performance revenues and other fees. 6. Effective management fee rate represents the quotient of management fees and the aggregate fee bases for the periods presented. The effective rate shown excludes the effect of one-time catch-up fees. DO NOT DELETE: RI and Other Measures Financial Summary YTD section - to be used for Q1-Q3 1. Includes Part I Fees of $50.8 million and $46.5 million for Q1-22 and Q1-21, respectively, and $50.8 million and $186.7 million for Q1-22 LTM and Q1-21 LTM, respectively. 2. Includes fee related performance compensation of $8.5 million and $1.2 million for Q1-22 and Q1-21, respectively, and $8.5 million and $1.2 million for Q1-22 LTM and Q1-21 LTM, respectively. 3. For Q1-22, Q1-21, and Q1-22 LTM, Q1-21 LTM, after-tax Realized Income includes current income tax related to: (i) realized performance and investment income of $2.3 million, $1.1 million, and , $16.5 million, respectively and (ii) FRE of $13.0 million, $2.6 million and , $18.5 million, respectively. Current taxes related to FRE include: (a) entity level taxes of $3.6 million, $3.3 million and $3.6 million, $12.2 million, respectively, and (b) corporate level tax expense of $9.4 million, $(0.6) million, and , $6.3 million, respectively. 4. Calculation of after-tax Realized Income per share of Class A and non-voting common stock uses total average shares of Class A and non-voting common stock outstanding and proportional dilutive effects of the Ares' equity-based awards. See slide 26 for additional details. 5. Effective management fee rate represents the quotient of management fees and the aggregate fee bases for the periods presented. The effective rate shown excludes the effect of one-time catch-up fees.

14 GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis Three months ended March 31, LTM ended March 31, $ in thousands 2022 2021 2022 2021 Realized Income and Fee Related Earnings: Income before taxes $161,309 $190,064 $1,036,935 $865,955 Adjustments: Amortization of intangibles 31,384 8,822 106,747 29,017 Depreciation expense 6,742 5,278 23,984 20,203 Equity compensation expense(1) 53,017 55,649 234,559 146,078 Acquisition-related compensation expense(2) 48,001 — 114,894 — Acquisition-related incentive fees(3) — — (47,873) — Acquisition and merger-related expense 9,042 8,590 21,614 16,647 Placement fees (693) 297 77,893 14,211 Other (income) expense, net 1,981 (473) (17,432) 9,734 Net (income) expense of non-controlling interests in consolidated subsidiaries (4,989) 689 (29,075) (15,991) Income before taxes of non-controlling interests in Consolidated Funds, net of eliminations (47,407) (49,886) (117,978) (244,467) Total performance income—unrealized (133,532) (224,954) (1,652,634) (605,057) Total performance related compensation—unrealized 91,198 160,337 1,247,066 434,677 Total net investment (income) loss—unrealized 5,964 (17,620) (30,539) (86,403) Realized Income 222,017 136,793 968,161 584,604 Total performance income—realized (43,868) (74,945) (443,350) (443,490) Total performance related compensation—realized 28,575 59,857 297,301 340,080 Unconsolidated investment (income) loss—realized (1,054) 7,558 (33,397) (11,136) Fee Related Earnings $205,670 $129,263 $788,715 $470,058 Note: This table is a reconciliation of income before taxes on a GAAP basis to RI and FRE on an unconsolidated basis, which reflects the results of the reportable segments on a combined basis together with the OMG. The OMG’s expenses are not allocated to our reportable segments but management considers the cost structure of the OMG when evaluating our financial performance. Management uses this information to assess the performance of our reportable segments and OMG and believes that this information enhances the ability of shareholders to analyze our performance. 1. For Q1-22, Q1-21, and Q1-22 LTM, Q1-21 LTM, equity compensation expense was attributable to the following: (i) IPO awards and other non-recurring awards of $12.6 million, $24.9 million and $112.8 million, $48.4 million, respectively; (ii) annual bonus awards of $20.0 million, $13.5 million and $53.4 million, $41.2 million, respectively; and (iii) annual discretionary awards of $21.1 million, $17.2 million and $69.0 million, $56.5 million, respectively. IPO awards and other non-recurring awards for Q1-22 LTM includes $43.4 million of non-recurring expense that was recorded in connection with achievement of the performance conditions of certain awards. 2. Represents components of the purchase agreements associated with contingent obligations (earnouts) recorded in connection with the acquisition of Landmark, Black Creek and Infrastructure Debt that are recorded as compensation expense. 3. Represents a component of the purchase price from realized performance income associated with one-time contingent consideration recorded in connection with the Black Creek acquisition. 100% of the realized performance income earned in 2021 is presented in incentive fees reported in accordance with GAAP, of which 50% is included on an unconsolidated basis. Note: This table is a reconciliation of income before taxes on a GAAP basis to RI and FRE on an unconsolidated basis, which reflects the results of the reportable segments on a combined basis together with the OMG. The OMG’s expenses are not allocated to our reportable segments but management considers the cost structure of the OMG when evaluating our financial performance. Management uses this information to assess the performance of our reportable segments and OMG and believes that this information enhances the ability of shareholders to analyze our performance. 1. For Q1-22, Q1-21, and Q1-22 LTM, Q1-21 LTM, equity compensation expense was attributable to the following: (i) IPO awards and other non-recurring awards of $12.6 million, $24.9 million and $112.8 million, $48.4 million, respectively; (ii) annual bonus awards of $20.0 million, $13.5 million and $53.4 million, $41.2 million, respectively; and (iii) annual discretionary awards of $21.1 million, $17.2 million and $69.0 million, $56.5 million, respectively 2. Q1-21 LTM includes a $(0.5) million### T 3. The contingent liability was excluded from the purchase consideration and resulted in a mismatch between the consideration transferred and net assets recognized. 1. Includes a $42.3 million bargain purchase gain recognized in connection with the Black Creek Acquisition. The bargain purchase gain is related to the contingent liability established with the Black Creek Acquisition that was excluded from the purchase consideration. DO NOT DELETE: Slide GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis LTM Section - used only for Q1

15 GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis (cont'd) Note: These tables reconcile consolidated carried interest allocation and incentive fees reported in accordance with GAAP to unconsolidated realized performance income and consolidated GAAP other income to unconsolidated realized net investment income. These reconciliations show the results of the reportable segments on a combined basis together with the OMG. The OMG’s expenses are not allocated to our reportable segments but management considers the cost structure of the OMG when evaluating our financial performance. Management uses this information to assess the performance of our reportable segments and OMG and believes that this information enhances the ability of shareholders to analyze our performance. Three months ended March 31, LTM ended March 31, $ in thousands 2022 2021 2022 2021 Performance income and net investment income reconciliation: Carried interest allocation $178,289 $297,535 $1,954,305 $1,034,019 Incentive fees 16,422 2,820 346,478 43,971 Carried interest allocation and incentive fees 194,711 300,355 2,300,783 1,077,990 Performance income—realized from Consolidated Funds 34 1,525 3,967 1,711 Performance income (loss) reclass(1) (14) 55 1,365 (1,954) Fee related performance revenues (12,711) (2,036) (148,554) (28,937) Acquisition-related incentive fees(2) — — (47,873) — Total performance loss—unrealized (133,532) (224,954) (1,652,634) (605,057) Performance income of non-controlling interests in consolidated subsidiaries (4,620) — (13,704) (263) Performance income—realized $43,868 $74,945 $443,350 $443,490 Total consolidated other income $57,994 $56,785 $264,891 $350,566 Net investment income from Consolidated Funds (74,366) (71,428) (262,181) (350,901) Performance (income) loss reclass(1) 14 (55) (1,365) 1,954 Principal investment income 14,490 25,095 110,291 105,127 Other expense (income), net 1,981 (473) (17,432) 9,782 Other expense (income) of non-controlling interests in consolidated subsidiaries (5,023) 138 (30,268) (18,989) Investment loss (income)—unrealized 9,050 (22,168) (27,476) (81,846) Interest and other investment loss (income)— unrealized (3,086) 4,548 (3,063) (4,557) Total realized net investment income (loss) $1,054 $(7,558) $33,397 $11,136 Note: These tables reconcile consolidated carried interest allocation and incentive fees reported in accordance with GAAP to unconsolidated realized performance income and consolidated GAAP other income to unconsolidated realized net investment income. These reconciliations show the results of the reportable segments on a combined basis together with the OMG. The OMG’s expenses are not allocated to our reportable segments but management considers the cost structure of the OMG when evaluating our financial performance. Management uses this information to assess the performance of our reportable segments and OMG and believes that this information enhances the ability of shareholders to analyze our performance. 1. Related to performance income for AREA Sponsor Holdings LLC. Changes in value of this investment are reflected within net realized and unrealized gain on investments in Ares' Consolidated Statements of Operations. 2. Q1-21 LTM includes a $ DO NOT DELETE: Slide GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis (cont'd) LTM Section - used only for Q1 1. Related to performance income for AREA Sponsor Holdings LLC. Changes in value of this investment are reflected within net realized and unrealized gain on investments reported in accordance with GAAP. 2. Represents a component of the purchase price from realized performance income associated with one-time contingent consideration recorded in connection with the Black Creek acquisition. 100% of the realized performance income earned in 2021 is presented in incentive fees reported in accordance with GAAP, of which 50% is included on an unconsolidated basis.

16 Credit Group(1) 1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. Please refer to “Financial Details - Segmentsˮ on slide 25 for complete financial results. 2. Performance for the U.S. senior direct lending composite is represented by the SDL levered feeder fund. The net return for U.S. senior direct lending was 2.8% for Q1-22 and 14.0% for Q1-22 LTM. 3. Performance for the U.S. junior direct lending composite is represented by PCS. The net return for U.S. junior direct lending was 1.9% for Q1-22 and 10.4% for Q1-22 LTM. 4. Gross and net returns for European direct lending are represented by a composite made up of ACE III and ACE IV levered Euro-denominated feeder funds. The net return for European direct lending was 1.7% for Q1-22 and 9.8% for Q1-22 LTM. The gross and net returns for the composite made up of ACE III and ACE IV U.S. dollar denominated feeder funds were 1.7% and 1.2% for Q1-22 and 12.3% and 9.2% for Q1-22 LTM, respectively. Returns for Q1-22 LTM include activity from ACE II through its liquidation in Q4-21. Returns presented above are shown for the Euro-denominated composite as this is the base denomination of the funds. 5. Composite returns are calculated by asset-weighting the underlying fund-level returns. Returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves. • Management and other fees increased by 29% for Q1-22 compared to Q1-21, primarily driven by deployment in funds in the U.S. and European direct lending strategies • Fee related performance revenues increased to $12.4 million for Q1-22 from $1.4 million for Q1-21, primarily in the U.S. and European direct lending strategies • Fee Related Earnings increased by 34% for Q1-22 compared to Q1-21, primarily driven by the increases in management fees • Realized Income increased by 36% for Q1-22 compared to Q1-21, primarily driven by the increase in Fee Related Earnings • Capital deployment totaled $11.0 billion for Q1-22, primarily driven by $5.1 billion in U.S. direct lending, $2.4 billion in European direct lending and $2.3 billion in alternative credit 36% Q1-22 increase in Realized Income 33% Q1-22 increase in in FPAUM U.S. Senior Direct Lending(2)(5) 3.8% / 18.5% U.S. Junior Direct Lending(3)(5) 2.8% / 14.6% European Direct Lending(4)(5) 2.3% / 12.7% Q1-22 / Q1-22 LTM gross returns $ in thousands Q1-22 Q1-21 % Change Q1-22 LTM Q1-21 LTM % Change Management and other fees $308,925 $238,846 29% $1,167,790 $898,133 30% Fee related performance revenues 12,353 1,370 NM 97,463 27,444 255% Fee Related Earnings 198,885 148,204 34 769,792 544,442 41 Realized net performance income 2,783 391 NM 77,938 22,179 251 Realized net investment income 2,727 2,154 27 14,901 5,420 175 Realized Income $204,395 $150,749 36 $862,631 $572,041 51 AUM ($ in billions) $196.9 $151.1 30 FPAUM ($ in billions) $121.4 $91.6 33 Financial Summary and Highlights(1) Note: Past performance is not indicative of future results. The Credit Group had ~315 investment professionals, ~220 active funds, ~2,000 portfolio companies and ~940 alternative credit investments as of March 31, 2022. DO NOT DELETE: Slide Credit Group FY Section - used only for Q4 1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. See “Financial Details - Segmentsˮ on slide 25 for complete financial results. 2. Net returns are calculated using the fund's NAV and assume dividends are reinvested at the closest quarter-end NAV to the relevant quarterly ex-dividend dates. Additional information related to ARCC can be found in its financial statements filed with the SEC, which are not part of this report. 3. The net return for European direct lending was 1.7% for Q1-22 and 9.8% for Q1-22 LTM. Gross and net returns for European direct lending are represented by a composite made up of the ACE II, ACE III and ACE IV levered Euro-denominated feeder funds. The gross and net returns for the composite made up of the ACE II, ACE III and ACE IV U.S. dollar denominated feeder funds were 1.7% and 1.2% for Q1-22 and 12.3% and 9.2% for Q1-22 LTM. Returns include activity from ACE II through its liquidation in Q4-21. Returns presented above are shown for the Euro-denominated composite as this is the base denomination of the funds. Composite returns are calculated by asset-weighting the underlying fund-level returns. Returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves. • , $0.7 billion in multi-asset credit, $0.3 billion in syndicated loans and $0.2 billion in high yield 36% Q1-22 increase in Realized Income 33% Q1-22 increase in in FPAUM ARCC 2.7% / 2.7%(2) Q1-22 / Q1-22 LTM net return European Direct Lending 2.3% / 12.7% (3) Q1-22 / Q1-22 LTM gross return 1. Net returns are calculated using the fund's NAV and assume dividends are reinvested at the closest quarter-end NAV to the relevant quarterly ex-dividend dates. Additional information related to ARCC can be found in its financial statements filed with the SEC, which are not part of this report.

17 Private Equity Group(1) Note: Past performance is not indicative of future results. The Private Equity Group had ~85 investment professionals, ~45 portfolio companies and ~10 active funds and related co-investment vehicles as of March 31, 2022. 1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. Please refer to “Financial Details - Segmentsˮ on slide 25 for complete financial results. 2. Performance for the corporate private equity portfolio is represented by the ACOF IV-VI Aggregate, which is comprised of investments held by ACOF IV, ACOF V and ACOF VI and the related performance returns are gross asset-level time-weighted rates of return. Performance for special opportunities is represented by ASOF and the related performance returns are gross fund- level time-weighted rates of return. All returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Returns for special opportunities are further reduced by credit facility interest expense. Gross returns do not reflect the deduction of management fees, carried interest, as applicable, or other expenses. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. The net asset-level return for the corporate private equity portfolio was (1.0)% for Q1-22 and 20.0% for Q1-22 LTM . The net fund-level return for special opportunities was 1.6% for Q1-22 and 26.4% for Q1-22 LTM. For the corporate private equity portfolio, we believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves. • Management and other fees increased by 18% for Q1-22 compared to Q1-21, primarily due to higher management fees from ACOF VI, driven by additional commitments, and from ASOF, driven by additional deployment • Fee Related Earnings increased by 14% for Q1-22 compared to Q1-21, primarily due to the increase in management fees • Realized Income decreased by 6% for Q1-22 compared to Q1-21, primarily driven by higher realization activity from ACOF IV in Q1-21. The decrease is partially offset by increase in Fee Related Earnings and higher realized investment income from ACOF VI and a special opportunities fund in Q1-22 • Capital deployment totaled $0.2 billion for Q1-22 primarily driven by special opportunities $ in thousands Q1-22 Q1-21 % Change Q1-22 LTM Q1-21 LTM % Change Management and other fees $46,254 $39,246 18% $189,996 $178,609 6% Fee Related Earnings 20,400 17,912 14 85,695 81,137 6 Realized net performance income 426 14,192 (97) 20,295 67,692 (70) Realized net investment income (loss) (268) (10,233) 97 9,800 1,290 NM Realized Income $20,558 $21,871 (6) $115,790 $150,119 (23) AUM ($ in billions) $33.6 $25.4 32 FPAUM ($ in billions) $16.1 $14.9 8 Financial Summary and Highlights(1) 14% Q1-22 increase in Fee Related Earnings 32% Q1-22 increase in AUM Corporate Private Equity(2) (1.0)% / 30.0% Special Opportunities(2) 2.4% / 36.0% Q1-22 / Q1-22 LTM gross returns 14% Q1-22 increase in Fee Related Earnings 32% Q1-22 increase in AUM Corporate Private Equity (1.0)%/30.0% Special Opportunities 2.4%/36.0% Q1-22 /Q1-22 LTM gross returns(2) Note: Past performance is not indicative of future results. The Private Equity Group had ~85 investment professionals, ~45 portfolio companies, ~45 infrastructure and power assets and ~10 active funds and related co-investment vehicles as of March 31, 2022. As of January 1, 2022, the infrastructure opportunities strategy was reclassified from the Private Equity Group to the Real Assets Group. Historical periods have been modified to conform to the current period presntation. 1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. See “Financial Details - Segmentsˮ on slide 25 for complete financial results. 2. Performance for the corporate private equity portfolio is represented by the ACOF I-V Aggregate, which is comprised of investments held by ACOF I, ACOF II, ACOF III, ACOF IV and ACOF V. Performance returns are gross asset-level time-weighted rates of return. Performance for special opportunities is represented by ASOF. Performance returns are gross fund-level time-weighted rates of return. All returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Returns for special opportunities are further reduced by credit facility interest expense. Gross returns do not reflect the deduction of management fees, carried interest, as applicable, or other expenses. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. The net asset-level return for the corporate private equity portfolio was (1.0)% for Q1-22 and 20.0% for Q1-22 LTM. The net fund-level return for special opportunities was 1.6% for Q1-22 and 26.4% for Q1-22 LTM. For the corporate private equity portfolio, we believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves.

18 Real Assets Group(1) Note: Past performance is not indicative of future results. The Real Assets Group had ~250 investment professionals, ~510 properties, ~45 infrastructure and power assets and ~60 active funds and related co-investment vehicles as of March 31, 2022. 1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. Please refer to “Financial Details - Segmentsˮ on slide 25 for complete financial results. 2. Performance for the U.S. real estate equity portfolio is represented by the U.S. real estate composite, which is comprised of DEV II, AREOF III, US VIII and US IX. Performance for the European real estate equity portfolio is represented by the European real estate composite, which is comprised of EPEP II, EPEP III, EF IV and EF V. EF IV and EF V are each made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. Performance for the infrastructure debt portfolio is represented by the infrastructure debt composite, which is comprised of U.S. dollar denominated hedged feeder funds for IDF III and IDF IV. Gross returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. Net returns for U.S. equity and European equity were 8.1% and 3.8% for Q1-22 and 51.1% and 21.5% for Q1-22 LTM . Returns presented above are shown for the Euro-denominated composite as this is the base denomination of the funds. The gross and net returns for the dollar denominated feeder fund for European equity were 1.3% and 0.6% for Q1-22 and 32.1% and 20.7% for Q1-22 LTM. Net returns for infrastructure debt were 0.8% for Q1-22 and 5.4% for Q1-22 LTM. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves. Infrastructure debt returns are calculated from results that are generally reported on a three month lag and may not include the impact of economic and market activities occurring in the current reporting period. • Management and other fees increased by 99% for Q1-22 compared to Q1-21, primarily due to the acquisitions of Black Creek and Infrastructure Debt, and to management fees generated from ACIP, EPEP III and our sixth European real estate fund • Fee Related Earnings increased by 128% for Q1-22 compared to Q1-21, primarily driven by the increases in management fees • Realized Income increased by 173% for Q1-22 compared to Q1-21, driven by the increase in Fee Related Earnings and realized net performance income from US VIII • Capital deployment totaled $3.6 billion for Q1-22, primarily driven by $1.5 billion in U.S. real estate equity, $1.3 billion in real estate debt, $0.4 billion in European real estate equity and $0.4 billion in infrastructure opportunities 173% Q1-22 increase in Realized Income 181% Q1-22 increase in AUM U.S. Real Estate Equity(2) 10.4% / 68.1% European Real Estate Equity(2) 5.0% / 32.0% Infrastructure Debt(2) 1.2% / 7.5% Q1-22 / Q1-22 LTM gross returns $ in thousands Q1-22 Q1-21 % Change Q1-22 LTM Q1-21 LTM % Change Management and other fees $80,353 $40,473 99% $271,120 $143,947 88% Fee related performance revenues 358 666 (46) 51,091 1,493 NM Fee Related Earnings 39,437 17,283 128 152,933 60,270 154 Realized net performance income 12,084 505 NM 47,793 13,539 253 Realized net investment income 3,841 2,525 52 19,874 8,151 144 Realized Income $55,362 $20,313 173 $220,600 $81,960 169 AUM ($ in billions) $58.5 $20.8 181 FPAUM ($ in billions) $36.1 $14.5 149 Financial Summary and Highlights(1) • On January 1, 2022, the Company changed its segment composition and established the Real Assets Group. The Real Assets Group consists of the activities of the former Real Estate Group and the infrastructure and power strategy, now referred to as infrastructure opportunities, that was formerly included within the Private Equity Group. The Real Assets Group also includes infrastructure debt following the acquisition of AMP Management and other fees increased by 99% for Q1-22 compared to Q1-21, primarily due to the acquisition of Black Creek, including fee related performance revenues from Black Creek funds, and an increase in management fees generated from AREOF III and EPEP III • Fee related performance revenues decreased by 46% for Q1-22 compared to Q1-21, primarily in real estate debt • Fee Related Earnings increased by 128% for Q1-22 compared to Q1-21, primarily driven by the increase in management fees and fee related performance revenues, net of the associated fee related performance compensation, discussed above • Realized Income increased by 173% for Q1-22 compared to Q1-21, primarily driven by the increase in Fee Related Earnings and by realizations from U.S. real estate equity funds • Capital Deployment totaled $3.6 billion and $0.0 billion for Q4-21 and FY-21, respectively, primarily driven by $1.5 billion and in U.S. real estate equity, $1.3 billion and in European real estate equity and $0.4 billion and in real estate debt for Q4-21 and FY-21, respectively Note: Past performance is not indicative of future results. The Real Estate Group had ~250 investment professionals, ~510 properties and ~60 active funds and related co-investment vehicles as of March 31, 2022. As of January 1, 2022, the infrastructure opportunities strategy was reclassified from the Private Equity Group to the Real Assets Group. Historical periods have been modified to conform to the current period presntation. 1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. See “Financial Details - Segmentsˮ on slide 25 for complete financial results. 2. Performance for the U.S. real estate equity portfolio is represented by the U.S. real estate composite, which is comprised of DEV II, US VIII and US IX. Performance for the European real estate equity portfolio is represented by the European real estate composite, which is comprised of EPEP II, EF IV and EF V. EF IV and EF V are each made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. Gross returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. Net returns for U.S. equity and European equity were 8.1% and 3.8% for Q1-22 and were 51.1% and 21.5% for Q1-22 LTM. Returns presented above are shown for the Euro-denominated composite as this is the base denomination of the funds. The gross and net returns for the dollar denominated feeder fund for European equity were 1.3% and 0.6% for Q1-22 and were 32.1% and 20.7% for Q1-22 LTM. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves.

Secondary Solutions[1]

- On June 2, 2021, Ares completed the acquisition of Landmark, increasing AUM by $19.5 billion. Following the acquisition, Landmark's results are presented within the newly formed segment named Secondary Solutions. The Secondary Solutions Group invests in secondary markets across a range of alternative asset class strategies, including private equity, real estate and infrastructure
- Management and other fees included $1.6 million in catch-up fees in Q1-22 from our 17th private equity secondaries fund and ninth real estate secondaries fund
- Capital deployment totaled $0.8 billion for Q1-22, primarily driven by $0.7 billion in private equity secondaries and $0.1 billion in real estate secondaries

Financial Summary and Highlights[1]

$ in thousands	Q1-22	Q1-22 LTM
Management and other fees	$44,504	$142,449
Fee Related Earnings	**29,786**	**95,654**
Realized net performance income	—	21
Realized net investment income	179	1,623
Realized Income	**$29,965**	**$97,298**
AUM ($ in billions)	**$23.5**	
FPAUM ($ in billions)	**$18.1**	

Private Equity Secondaries[2]
4.6% / 43.5%

Real Estate Secondaries[2]
12.2% / 54.5%

Q1-22 / Q1-22 LTM gross returns

Note: Past performance is not indicative of future results. The Secondary Solutions Group had ~70 investment professionals, ~855 limited partnership interests and ~65 active funds and related co-investment vehicles as of March 31, 2022.

1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. Please refer to "Financial Details - Segments" on slide 25 for complete financial results. Q1-22 LTM segment results represent activity in the period from the acquisition close date of June 2, 2021 to March 31, 2022.
2. Performance for the private equity secondaries and real estate secondaries portfolios are represented by LEP XVI and LREP VIII, respectively. Gross returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. Net returns for private equity secondaries and real estate secondaries were 4.1% and 10.9% for Q1-22 and 38.6% and 46.4% for Q1-22 LTM. For all funds in the Secondary Solutions Group, returns are calculated from results that are generally reported on a three month lag and may not include the impact of economic and market activities occurring in the current reporting period.

19

ARES

20 Strategic Initiatives(1) • Management and other fees increased by 7% for Q1-22 compared to Q1-21, primarily due to higher management fees from SLO III, driven by additional deployment • Fee Related Earnings decreased by 13% for Q1-22 compared to Q1-21, primarily driven by higher compensation and benefits from headcount increases across all strategies • Capital deployment totaled $0.7 billion for Q1-22, primarily driven by $0.3 billion in Asian special situations, $0.3 billion in Asian secured lending and $0.1 billion in Insurance 7% Q1-22 increase in Management and other fees 26% Q1-22 increase in AUM Asian Special Situations(2) 0.6% / 18.1% Q1-22 / Q1-22 LTM gross returns $ in thousands Q1-22 Q1-21 % Change Q1-22 LTM Q1-21 LTM % Change Management and other fees $16,864 $15,702 7% $67,848 $42,441 60% Fee Related Earnings 7,737 8,927 (13) 31,045 26,298 18 Realized net performance income — — — 2 — NM Realized net investment loss (4,974) (2,269) (119) (11,775) (2,725) NM Realized Income $2,763 $6,658 (59) $19,272 $23,573 (18) AUM ($ in billions) $12.5 $9.9 26 FPAUM ($ in billions) $7.3 $6.6 11 Financial Summary and Highlights(1) Note: Past performance is not indicative of future results. Strategic Initiatives had ~45 investment professionals, ~90 portfolio companies and ~15 active funds and related co-investment vehicles as of March 31, 2022. 1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. Please refer to “Financial Details - Segmentsˮ on slide 25 for complete financial results. 2. Performance for the Asian special situations strategy is represented by SSG Fund V. Gross returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. Net returns for the Asian special situations was 0.1% for Q1-22 and 12.0% for Q1-22 LTM. Asian Secured Lending: 6% Realized Income decreased by 59% for Q1-22 compared to Q1-21, primarily driven by higher interest expense allocations based on the cost basis of investments Note: Past performance is not indicative of future results. Strategic Initiatives had ~45 investment professionals, ~90 portfolio companies and ~15 active funds and related co-investment vehicles as of March 31, 2022. 1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. See “Financial Details - Segmentsˮ on slides 25-0 for complete financial results. 2. Performance for the Ares SSG Secured Lending portfolio is represented by a composite that is comprised of SLO I - SLO III. The net return for the Ares SSG Secured Lending composite was 0 for Q1-22. Performance for the Ares SSG Special Situations portfolio is represented by a composite that is comprised of Fund I - Fund V. The net return for the Ares SSG Special Situations composite was 0 for Q1-22. Gross returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves. (13)% Q1-22 decrease in Fee Related Earnings 26% Q1-22 increase in AUM Asian Special Situations 0.6% Q1-22 gross returns(2) 11% Q1-22 increase in FPAUM

21 Realized Income per Share Data 1. Ares had 12,400,000 shares of 7% Series A Preferred Stock outstanding as of March 31, 2022. 2. Amount represents the current corporate taxes paid by Ares for the periods presented and exclude the effects for Q1-22 and Q1-21, of $5.1 million and $22.0 million, respectively, of deferred income tax expense primarily related to net unrealized performance income and net unrealized investment income. These effects have been excluded as net unrealized performance income and net unrealized investment income have been excluded from RI. For the purposes of evaluating after-tax FRE, we first allocate the taxes to realized performance income. Taxes are allocated to realized performance income based on our 24.1% and 24.0% statutory tax rate for Q1-21 and Q1-20, respectively. The remaining portion of current corporate taxes is allocated to FRE. All differences between the current portion of taxable income and RI are attributed to FRE. For Q1-22 and Q1-21, these differences created tax benefits that totaled $0.0 million and $12.5 million, respectively, and reduced our tax rate on FRE from 24.1% to 0.0% and 8.8%, respectively. The primary differences between the current portion of taxable income and RI are related to the timing of certain items, primarily vesting of equity awards, exercise of stock options, payment of placement fees, depreciation expense and amortization. FRE tax rates may fluctuate based on the total amount of realized performance income and the amount of timing differences between the current portion of taxable income and RI. 3. Weighted average shares used for after-tax RI per share for Q1-22 and Q1-21 were 305,823,347 and 276,017,427, respectively. Please refer to slide 26 in this presentation for further information. 4. Weighted average shares used for after-tax RI per Class A common share for Q1-22 and Q1-21 were 181,980,453 and 157,483,599, respectively. See slide 26 for additional details. Three months ended March 31, $ in thousands, except share data 2022 2021 After-tax Realized Income Realized Income before taxes $222,017 $136,793 Entity level foreign, state and local taxes (3,558) (3,261) Series A Preferred Stock dividends(1) — (5,425) Realized Income 218,459 128,107 Income taxes(2) (11,762) (477) After-tax Realized Income $206,697 $127,630 After-tax Realized Income per share(3) $0.68 $0.46 After-tax Realized Income per share of Class A and non-voting common stock Realized Income $218,459 $128,107 x Average ownership % of Ares Operating Group 59.51% 57.06% Realized Income attributable to Class A and non-voting common stockholders $130,005 $73,098 Income taxes(2) (11,762) (477) After-tax Realized Income attributable to Class A and non-voting common stockholders $118,243 $72,621 After-tax Realized Income per share of Class A and non-voting common stock(4) $0.65 $0.46 1. 12,400,000 shares of 7% Series A Preferred Stock was redeemed on June 30, 2021. 2. For Q1-22 and Q1-21 amount represents the current corporate taxes paid by Ares for the periods presented and exclude the effects of $5.1 million and $22.0 million, respectively, of deferred income tax expense primarily related to net unrealized performance income and net unrealized investment income. These effects have been excluded as net unrealized performance income and net unrealized investment income have been excluded from RI. The primary differences between the current portion of taxable income and RI relate to the timing of certain items, primarily vesting of equity awards, exercise of stock options, payment of placement fees, and amortization of intangibles. Tax deductions associated with the vesting of restricted stock units and the exercise of options reduced our current tax provision by $8.8 million and $11.3 million for Q1-22, and Q1-21, respectively. The inclusion of the benefit in the after-tax RI per share calculation had the effect of increasing this metric by $0.05 and $0.07 for Q1-22 and Q1-21, respectively. The impact of its inclusion in the metric decreased the RI cash tax rate by 6.7% and 14.4% for Q1-22 and Q1-21, respectively, from the Company’s statutory tax rate of 24.1% and 23.7% for the Q1-22 and Q1-21, respectively. For more information regarding RI and After-tax RI, please refer to the "Glossary" slide in the appendix. 3. Weighted average shares used for after-tax RI per share for Q1-22 and Q1-21 were 305,823,347 and 276,017,427, respectively. Please refer to slide 26 in this presentation for further information. 4. Weighted average shares used for after-tax RI per share of Class A and non-voting common stock for Q1-22 and Q1-21 were 181,980,453 and 157,483,599, respectively. Please refer to slide 26 for additional details. DO NOT DELETE: Realized Income per Share Data Only Q1 Section - used only for Q1 1. 12,400,000 shares of 7% Series A Preferred Stock was redeemed on June 30, 2021. 2. For Q1-22, Q1-21 and LTM-21, LTM amount represents the current corporate taxes paid by Ares for the periods presented and exclude the effects of $5.1 million, $22.0 million and $5.1 million, $15.2 million, respectively, of deferred income tax expense primarily related to net unrealized performance income and net unrealized investment income. These effects have been excluded as net unrealized performance income and net unrealized investment income have been excluded from RI. For the purposes of evaluating after-tax FRE, we first allocate the taxes to realized performance income. Taxes are allocated to realized performance income based on our 24.1% and 23.7% statutory tax rate for LTM-21 and LTM. The remaining portion of current corporate taxes is allocated to FRE. All differences between the current portion of taxable income and RI are attributed to FRE. For Q1-22, Q1-21 and LTM-21, LTM-21, these differences created tax benefits that totaled $0.0 million, $12.5 million and $0.0 million, $70.7 million respectively, and reduced the implied tax rate on FRE from 24.1% to 0.0% and 0.0% for Q1-22 and LTM-21 and from 23.7% to 8.8% and 7.3% for Q1-21 and LTM-21. The primary differences between the current portion of taxable income and RI are related to the timing of certain items, primarily vesting of equity awards, exercise of stock options, payment of placement fees, depreciation expense and amortization. Taxes attributable to FRE and the implied FRE tax rate may fluctuate based on the total amount of realized performance income and the amount of timing differences between the current portion of taxable income and RI. [For Q1-22, Q1-21 and LTM-21, LTM, we estimate the tax benefits associated with GAAP equity-based compensation, assuming no limitations on tax deductibility, were $0.0 million, $0.0 million and $0.0 million, $0.0 million, respectively]. The timing and actual cash tax savings may differ from these amounts for a number of reasons, including the actual share price upon vesting. 3. Weighted average shares used for after-tax RI per share for Q1-22 and Q1-21 were 305,823,347 and 276,017,427, respectively. Please refer to slide 26 in this presentation for further information. 4. Weighted average shares used for after-tax RI per share of Class A and non-voting common stock for Q1-22 and Q1-21 were 181,980,453 and 157,483,599, respectively. See slide 26 for additional details.

22 29% 41% 24% 6% Substantial balance sheet value related to investments primarily in Ares managed vehicles and net accrued performance income • As of March 31, 2022, our balance sheet included $346.0 million in cash and cash equivalents and $1,942.6 million in debt obligations, including $370.0 million drawn against our $1,275.0 million revolving credit facility • As of March 31, 2022, the fair value of our corporate investment portfolio was $724.3 million in accordance with GAAP. On an unconsolidated basis, our corporate investment portfolio was $1,233.2 million(1) • As of March 31, 2022, gross accrued performance income reported on a GAAP and unconsolidated basis was $3,137.6 million • As of March 31, 2022, accrued performance income, net of performance related compensation reported on a GAAP basis and unconsolidated basis was $850.8 million Balance Sheet 1. Unconsolidated investments includes $597.1 million of investments in Consolidated Funds that are eliminated upon consolidation for GAAP and excludes $88.1 million of investments that are attributable to non-controlling interests. Corporate investment portfolio excludes accrued carried interest allocation, a component of gross accrued performance income, of $3,137.6 million. 2. Net accrued performance income excludes net performance income realized that has not been received by the Company as of the reporting date. For both periods presented, accrued performance income represents the accrued carried interest allocation. March 31, 2022 28% 43% 23% 6% December 31, 2021 Credit Private Equity Real Assets Secondary Solutions $808.1 million $850.8 million Net Accrued Performance Income by Group(2) Substantial balance sheet value related to investments primarily in Ares managed vehicles and net accrued performance income • As of March 31, 2022, our balance sheet included $346.0 million in cash and cash equivalents and $1,942.6 million in debt obligations with no amounts drawn against our $1.065 billion revolving credit facility • As of March 31, 2022, the fair value of our corporate investment portfolio was $724.3 million in accordance with GAAP. On an unconsolidated basis, our corporate investment portfolio was $1,233.2 million(1) • As of March 31, 2022, gross accrued performance income reported on a GAAP basis was $3,137.6 million. On an unconsolidated basis, our gross accrued performance income was $3,137.6 million • As of March 31, 2022, accrued performance income, net of performance related compensation reported on a GAAP basis and unconsolidated basis was $850.8 million and $813.8 million, respectively 1. Investments that are attributable to non-controlling interests primarily represent the $27.0 million of CLO investments that are attributable to the Class B Membership Interests, $20.0 million of investments in Strategic Initiatives and $35.8 million of investments in Secondary Solutions. 1. As of March 31, 2022 and 2021, unconsolidated net performance income receivable was $813.8 million and $353.6 million, respectively. No difference between gaap/unconsolidated since incentives removed - no carry from consol vehicles

23 Corporate Data Board of Directors Michael Arougheti Co-Founder, Chief Executive Officer and President of Ares Antoinette Bush Executive Vice President and Global Head of Government Affairs of News Corp Kipp deVeer Head of Credit Group Paul G. Joubert Founding Partner of EdgeAdvisors and Investing Partner in Converge Venture Partners David Kaplan Co-Founder and Co-Chairman of Private Equity Group Michael Lynton Chairman of Snap Inc. Eileen Naughton Former Chief People Officer and Vice President of People Operations at Google, Inc.* Dr. Judy D. Olian President of Quinnipiac University Antony P. Ressler Co-Founder and Executive Chairman of Ares Bennett Rosenthal Co-Founder and Co-Chairman of Private Equity Group Executive Officers Michael Arougheti Co-Founder, Chief Executive Officer and President Ryan Berry Chief Marketing and Strategy Officer Kipp deVeer Head of Credit Group David Kaplan Co-Founder and Co-Chairman of Private Equity Group Jarrod Phillips Chief Financial Officer Antony P. Ressler Co-Founder and Executive Chairman Bennett Rosenthal Co-Founder and Co-Chairman of Private Equity Group Naseem Sagati Aghili General Counsel and Secretary Corporate Headquarters 2000 Avenue of the Stars 12th Floor Los Angeles, CA 90067 Tel: (310) 201-4100 Fax: (310) 201-4170 Corporate Counsel Kirkland & Ellis LLP Los Angeles, CA Independent Registered Public Accounting Firm Ernst & Young LLP Los Angeles, CA Research Coverage Bank of America Merrill Lynch Craig Siegenthaler (646) 855-5004 Bank of Montreal Rufus Hone (416) 359-8304 Bloomberg Paul Gulberg (609) 279-3798 Goldman Sachs Alexander Blostein (212) 357-9976 Jefferies Gerald O'Hara (415) 229-1510 JP Morgan Kenneth Worthington (212) 622-6613 Keefe, Bruyette & Woods Robert Lee (212) 887-7732 Morgan Stanley Michael Cyprys (212) 761-7619 Oppenheimer Chris Kotowski (212) 667-6699 Piper Sandler Sumeet Mody (312) 281-3414 RBC Capital Markets Kenneth Lee (212) 905-5995 UBS Investment Bank Adam Beatty (212) 713-2481 Wells Fargo Finian O’Shea (704) 410-0067 Investor Relations Contacts Carl Drake Partner/Head of Public Markets Investor Relations and Corporate Communications Tel: (678) 538-1981 cdrake@aresmgmt.com Greg Mason Managing Director Tel: (314) 282-2533 gmason@aresmgmt.com Cameron Rudd Vice President Tel: (678) 538-1986 crudd@aresmgmt.com General IR Contact Tel (U.S.): (800) 340-6597 Tel (International): (212) 808-1101 IRARES@aresmgmt.com Please visit our website at: www.aresmgmt.com Transfer Agent American Stock Transfer & Trust Company, LLC 6201 15th Avenue Brooklyn, NY 11210 Tel: (877) 681-8121 Fax: (718) 236-2641 info@amstock.com www.amstock.com Securities Listing NYSE: ARES *Represents position held previously

0 42 65 155 112 42 4 94 109 127 127 127 0 42 65 2 87 133 71 126 163 120 163 198 Credit Private Equity Real Estate Strategic Initiative s BUSINESS SECTOR PALETTE GENERAL PALETTE Appendix 5

Financial Details – Segments

$ in thousands	Credit Group	Private Equity Group	Real Assets Group	Secondary Solutions Group	Strategic Initiatives	Operations Management Group	Total[1]
	Three months ended March 31, 2022						
Management fees	$303,159	$45,957	$72,487	$44,504	$16,814	$—	$482,921
Fee related performance revenues	12,353	—	358	—	—	—	12,711
Other fees	5,766	297	7,866	—	50	5,876	19,855
Compensation and benefits[2]	(105,696)	(19,566)	(33,637)	(11,640)	(7,401)	(64,067)	(242,007)
General, administrative and other expenses	(16,697)	(6,288)	(7,637)	(3,078)	(1,726)	(32,384)	(67,810)
Fee related earnings	**198,885**	**20,400**	**39,437**	**29,786**	**7,737**	**(90,575)**	**205,670**
Performance income—realized	7,363	2,212	34,293	—	—	—	43,868
Performance related compensation—realized	(4,580)	(1,786)	(22,209)	—	—	—	(28,575)
Realized net performance income	**2,783**	**426**	**12,084**	**—**	**—**	**—**	**15,293**
Investment income—realized	415	1,603	3,453	—	861	—	6,332
Interest and other investment income (expense)—realized	5,726	1,502	2,777	644	3	(284)	10,368
Interest expense	(3,414)	(3,373)	(2,389)	(465)	(5,838)	(167)	(15,646)
Realized net investment income (loss)	**2,727**	**(268)**	**3,841**	**179**	**(4,974)**	**(451)**	**1,054**
Realized income	**$204,395**	**$20,558**	**$55,362**	**$29,965**	**$2,763**	**$(91,026)**	**$222,017**

$ in thousands	Credit Group	Private Equity Group	Real Assets Group	Secondary Solutions Group	Strategic Initiatives	Operations Management Group	Total[1]
	Three months ended March 31, 2021						
Management fees	$232,877	$39,138	$39,825	$—	$15,623	$—	$327,463
Fee related performance revenues	1,370	—	666	—	—	—	2,036
Other fees	5,969	108	648	—	79	—	6,804
Compensation and benefits[2]	(81,203)	(16,848)	(20,179)	—	(4,740)	(44,407)	(167,377)
General, administrative and other expenses	(10,809)	(4,486)	(3,677)	—	(2,035)	(18,656)	(39,663)
Fee related earnings	**148,204**	**17,912**	**17,283**	**—**	**8,927**	**(63,063)**	**129,263**
Performance income—realized	2,446	71,218	1,281	—	—	—	74,945
Performance related compensation—realized	(2,055)	(57,026)	(776)	—	—	—	(59,857)
Realized net performance income	**391**	**14,192**	**505**	**—**	**—**	**—**	**15,088**
Investment income (loss)—realized	—	(8,898)	1,506	—	—	—	(7,392)
Interest and other investment income—realized	3,669	118	2,354	—	33	355	6,529
Interest expense	(1,515)	(1,453)	(1,335)	—	(2,302)	(90)	(6,695)
Realized net investment income (loss)	**2,154**	**(10,233)**	**2,525**	**—**	**(2,269)**	**265**	**(7,558)**
Realized income	**$150,749**	**$21,871**	**$20,313**	**$—**	**$6,658**	**$(62,798)**	**$136,793**

1. Includes results of the reportable segments on a combined basis together with the Operations Management Group. Please refer to "GAAP to Non-GAAP Reconciliation - Unconsolidated Reporting Basis" on slides 14-15.
2. Includes fee related performance compensation of $8.2 million and $0.8 million for Q1-22 and Q1-21, respectively, for the Credit Group and $0.2 million and $0.4 million for Q1-22 and Q1-21, respectively, for the Real Assets Group.

25

ARES

Weighted Average Shares

	Q1-22		Q1-21	
	Total Shares	Common Shares, As Adjusted[3]	Total Shares	Common Shares, As Adjusted[3]
Weighted average shares of Class A and non-voting common stock	174,215,251	174,215,251	149,271,822	149,271,822
Ares Operating Group Units exchangeable into shares of Class A common stock[1]	118,558,454	—	112,353,043	—
Dilutive effect of unvested restricted common units[2]	8,371,821	4,981,660	9,218,424	5,259,636
Dilutive effect of unexercised options[2]	4,677,821	2,783,542	5,174,138	2,952,141
Total Weighted Average Shares Used For Realized Income[4]	**305,823,347**	**181,980,453**	**276,017,427**	**157,483,599**

1. Represents units exchangeable for shares of Class A common stock on a one-for-one basis.
2. We apply the treasury stock method to determine the dilutive weighted-average common shares represented by our restricted units to be settled in shares of Class A common stock and options to acquire shares of Class A common stock. Under the treasury stock method, compensation expense attributed to future services and not yet recognized is presumed to be used to acquire outstanding shares of Class A common stock, thus reducing the weighted-average number of shares and the dilutive effect of these awards.
3. Represents proportional dilutive impact based upon the weighted average percentage of Ares Operating Group owned by Ares Management Corporation (59.51% and 57.06% as of March 31, 2022 and 2021, respectively).
4. Excludes Class B common stock and Class C common stock as they are not entitled to any economic benefits of Ares in an event of dissolution, liquidation, or winding up of Ares.

26

ARES

AUM Rollforward

Q1-22 AUM Rollforward

$ in millions	Credit	Private Equity	Real Assets	Secondary Solutions	Strategic Initiatives	Total
Q4-21 Ending Balance	**$192,710**	**$33,404**	**$45,919**	**$22,119**	**$11,623**	**$305,775**
Acquisitions	—	—	8,184	199	—	8,383
Net new par/equity commitments	4,159	570	3,058	1,080	1,184	10,051
Net new debt commitments	2,340	—	1,105	—	—	3,445
Capital reductions	(397)	(3)	(262)	—	(5)	(667)
Distributions	(1,003)	(383)	(1,128)	(575)	(154)	(3,243)
Redemptions	(410)	—	(136)	—	—	(546)
Change in fund value	(476)	(23)	1,787	645	(112)	1,821
Q1-22 Ending Balance	**$196,923**	**$33,565**	**$58,527**	**$23,468**	**$12,536**	**$325,019**
QoQ change	**$4,213**	**$161**	**$12,608**	**$1,349**	**$913**	**$19,244**

Q1-22 LTM AUM Rollforward

$ in millions	Credit	Private Equity	Real Assets	Secondary Solutions	Strategic Initiatives	Total
Q1-21 Ending Balance	**$151,116**	**$25,373**	**$20,775**	**$—**	**$9,894**	**$207,158**
Acquisitions	—	—	21,903	19,712	—	41,615
Net new par/equity commitments	29,600	7,021	10,272	3,411	2,627	52,931
Net new debt commitments	21,946	200	3,896	—	29	26,071
Capital reductions	(2,567)	(9)	(341)	—	(35)	(2,952)
Distributions	(4,262)	(4,083)	(3,810)	(2,879)	(259)	(15,293)
Redemptions	(2,338)	—	(206)	—	—	(2,544)
Change in fund value	3,428	5,063	6,038	3,224	280	18,033
Q1-22 Ending Balance	**$196,923**	**$33,565**	**$58,527**	**$23,468**	**$12,536**	**$325,019**
YoY change	**$45,807**	**$8,192**	**$37,752**	**$23,468**	**$2,642**	**$117,861**

Credit
- AUM increased by 30% from Q1-21, primarily driven by new commitments to U.S. and European direct lending, including closings for ACE V, SDL II and PCS II, to alternative credit strategies and by issuances of new CLOs in the syndicated loans strategy

Private Equity
- AUM increased by 32% from Q1-21, primarily driven by new commitments and asset appreciation in the corporate private equity and special opportunities strategies

Real Assets
- AUM increased by 182% from Q1-21, primarily driven by the acquisitions of Black Creek and Infrastructure Debt and by new commitments across funds in the real estate debt, U.S. real estate equity, European real estate equity and infrastructure opportunities strategies

Secondary Solutions
- AUM increased from Q1-21 due to the acquisition of Landmark

Strategic Initiatives
- AUM increased by 27% from Q1-21, primarily driven by the capital raised for our first APAC direct lending fund, commitments to SLO III and our sixth Asian special situations fund

27

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28 FPAUM Rollforward Credit • FPAUM increased by 33% from Q1-21, primarily driven by deployment in U.S. and European direct lending and alternative credit funds paid on invested capital and by issuances of new CLOs in the syndicated loans strategy Private Equity • FPAUM increased by 8.7% from Q1-21, primarily driven by additional commitments to ACOF VI and deployment in funds within the special opportunities strategy Real Assets • FPAUM increased by 149% from Q1-21, primarily driven by the acquisition of Black Creek and Infrastructure Debt and by new commitments to the U.S. and European real estate equity strategy and deployment in real estate debt funds Secondary Solutions • FPAUM increased from Q1-21 due to the acquisition of Landmark Strategic Initiatives • FPAUM increased by 10% from Q1-21, primarily driven by deployment in our sixth Asian special situations fund Q1-22 FPAUM Rollforward $ in millions Credit Private Equity Real Assets Secondary Solutions Strategic Initiatives Total Q4-21 Ending Balance $117,390 $16,689 $28,615 $18,364 $6,787 $187,845 Acquisitions — — 4,855 131 — 4,986 Commitments 2,250 — 2,184 697 1,464 6,595 Subscriptions/deployment/increase in leverage 6,919 115 909 69 455 8,467 Capital reductions (2,585) — — — (11) (2,596) Distributions (1,701) (446) (891) (472) (257) (3,767) Redemptions (396) — (138) — — (534) Change in fund value (441) — 1,418 738 (330) 1,385 Change in fee basis — (217) (825) (1,457) (836) (3,335) Q1-22 Ending Balance $121,436 $16,141 $36,127 $18,070 $7,272 $199,046 QoQ change $4,046 $(548) $7,512 $(294) $485 $11,201 Q1-22 LTM FPAUM Rollforward $ in millions Credit Private Equity Real Assets Secondary Solutions Strategic Initiatives Total Q1-21 Ending Balance $91,615 $14,848 $14,499 $— $6,626 $127,588 Acquisitions — — 12,010 16,970 — 28,980 Commitments 11,163 1,500 6,834 2,049 1,565 23,111 Subscriptions/deployment/increase in leverage 29,875 1,927 3,842 184 1,594 37,422 Capital reductions (3,395) — (131) — (390) (3,916) Distributions (6,008) (1,849) (2,536) (736) (1,151) (12,280) Redemptions (2,474) — (224) — — (2,698) Change in fund value 660 8 2,974 999 (135) 4,506 Change in fee basis — (293) (1,141) (1,396) (837) (3,667) Q1-22 Ending Balance $121,436 $16,141 $36,127 $18,070 $7,272 $199,046 YoY change $29,821 $1,293 $21,628 $18,070 $646 $71,458 PE Flux - remained flat in Q4 to add backincreased by 8.7%

29 AUM and FPAUM by Strategy 1. AUM includes ARCC, IHAM and Senior Direct Lending Program ("SDLP") AUM of $25.3 billion, $8.6 billion and $3.4 billion, respectively. ARCC’s wholly owned portfolio company, IHAM, an SEC- registered investment adviser, manages 20 vehicles and serves as the sub-manager or sub-adviser for one other vehicle as of March 31, 2022. SDLP is a program co-managed by a subsidiary of Ares through which ARCC co-invests with Varagon Capital Partners. 2. Excludes $1.6 billion of AUM that is sub-advised by Ares vehicles and included within other strategies. As of March 31, 2022 $ in billions AUM % AUM FPAUM % FPAUM Credit Syndicated Loans $32.4 16% $30.3 25% High Yield 3.5 2 3.5 3 Multi-Asset Credit 5.7 3 5.2 4 Alternative Credit 18.6 9 11.1 9 U.S. Direct Lending(1) 88.4 45 47.2 39 European Direct Lending 48.3 25 24.1 20 Credit $196.9 100% $121.4 100% Private Equity Corporate Private Equity $21.2 63% $12.2 76% Special Opportunities 12.4 37 3.9 24 Private Equity $33.6 100% $16.1 100% Real Assets U.S. Real Estate Equity $28.0 48% $18.0 50% European Real Estate Equity 7.7 13 5.0 14 Real Estate Debt 10.2 17 3.9 11 Infrastructure Opportunities 4.4 8 4.3 12 Infrastructure Debt 8.2 14 4.9 13 Real Assets $58.5 100% $36.1 100% Secondary Solutions Private Equity Secondaries $14.3 61% $11.9 66% Real Estate Secondaries 7.6 32 5.0 27 Infrastructure Secondaries 1.6 7 1.2 7 Secondary Solutions $23.5 100% $18.1 100% Strategic Initiatives Asian Special Situations $6.9 55% $4.3 59% Asian Secured Lending 2.5 20 1.2 16 APAC Direct Lending 0.4 3 — — Insurance(2) 1.7 14 1.8 25 AAC 1.0 8 — — Strategic Initiatives $12.5 100% $7.3 100% Total $325.0 $199.0 Insurance - FPAUM could be higher. AIS credit funds have fee basis on invested capital, so the reduction in AUM for Aspida in Insurance could be higher than FPAUM reduction

30 Balance Sheet Investments by Strategy(1) $ in millions March 31, 2022 December 31, 2021 Credit Syndicated Loans(2) $101.3 $103.8 Multi-Asset Credit 11.8 12.0 Alternative Credit 35.7 27.5 U.S. Direct Lending 111.4 116.8 European Direct Lending 33.2 33.0 Credit $293.4 $293.1 Private Equity Corporate Private Equity $234.0 $207.2 Special Opportunities 40.0 41.9 Private Equity $274.0 $249.1 Real Assets U.S. Real Estate Equity $91.9 $92.0 European Real Estate Equity 9.6 11.3 Real Estate Debt 55.7 62.1 Infrastructure Opportunities 32.8 27.7 Infrastructure Debt 11.7 — Real Assets $201.7 $193.1 Secondary Solutions Private Equity Secondaries $23.0 $18.1 Real Estate Secondaries 13.8 12.9 Infrastructure Secondaries 0.6 0.8 Secondary Solutions $37.4 $31.8 Strategic Initiatives Ares SSG $83.7 $76.3 Insurance(3) 294.5 290.6 AAC 45.9 51.0 Strategic Initiatives $424.1 $417.9 Operations Management Group Other $2.6 $2.6 Operations Management Group $2.6 $2.6 Total $1,233.2 $1,187.6 1. As of March 31, 2022, the fair value of our corporate investment portfolio was $724.3 million in accordance with GAAP. The difference between GAAP and unconsolidated investments represents $597.1 million of investments in Consolidated Funds that are eliminated upon consolidation and excludes $88.1 million of investments that are attributable to non-controlling interests. Corporate investment portfolio excludes accrued carried interest allocation, a component of gross accrued performance income, of $3,137.6 million. 2. Through investments in Ares CLOs. Represents Ares' maximum exposure of loss from its investments in CLOs. 3. Represents Ares’ interest in a subsidiary that acquired the outstanding common shares of Aspida Life Re. 1. Investments that are attributable to non-controlling interests primarily represent the $27.0 million of CLO investments that are attributable to the Class B Membership Interests, $20.0 million of investments in Strategic Initiatives, and $35.8 million of investments in Secondary Solutions.

Significant Fund Performance Metrics

The following table presents the performance data for the significant funds that are not drawdown funds:

	As of March 31, 2022							
			Returns(%)[1]					
			Quarter-to-Date		Since Inception[2]			
($ in millions)	Year of Inception	AUM	Gross	Net	Gross	Net	Primary Investment Strategy
Credit							
ARCC[3]	2004	$25,291	N/A	2.7	N/A	12.1	U.S. Direct Lending
CADC[4]	2017	3,591	N/A	1.2	N/A	6.5	U.S. Direct Lending
Open-ended secured finance fund[5]	2018	2,053	0.9	0.8	3.3	2.6	Alternative Credit
Real Assets							
AREIT[3]	2012	4,261	N/A	7.5	N/A	8.0	U.S. Real Estate Equity
AIREIT[4]	2017	6,857	N/A	17.2	N/A	14.7	U.S. Real Estate Equity
Open-ended industrial real estate fund[5]	2017	5,676	19.8	16.7	32.2	26.5	U.S. Real Estate Equity

Note: Past performance is not indicative of future results. AUM and net returns are as of March 31, 2022 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes commingled funds that contributed at least 1% of total management fees or comprised 1% or more of Ares' total FPAUM for the past two consecutive quarters. Please refer to significant fund performance endnotes on slides 35-37 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund. ARCC is a publicly traded vehicle.

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Significant Fund Performance Metrics (cont'd)

The following table presents the performance data for our significant drawdown funds:

($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[6]	Unrealized Value[7]	Total Value	MOIC Gross[8]	MOIC Net[9]	IRR(%) Gross[10]	IRR(%) Net[11]	Primary Investment Strategy
					As of March 31, 2022							
Credit												
Funds Harvesting Investments												
ACE III[12]	2015	$5,033	$2,822	$2,455	$1,029	$2,460	$3,489	1.6x	1.4x	11.9	8.6	European Direct Lending
PCS	2017	3,733	3,365	2,649	1,350	2,108	3,458	1.4x	1.3x	13.3	9.6	U.S Direct Lending
Funds Deploying Capital												
ACE IV Unlevered[13]	2018	10,357	2,851	2,332	397	2,286	2,683	1.2x	1.1x	8.6	6.1	European Direct Lending
ACE IV Levered[13]			4,819	3,921	858	3,980	4,838	1.3x	1.2x	12.8	9.4	
SDL Unlevered	2018	5,879	922	718	142	768	910	1.1x	1.1x	9.4	7.1	U.S Direct Lending
SDL Levered			2,045	1,703	491	1,606	2,097	1.3x	1.2x	18.5	13.8	
ACE V Unlevered[14]	2020	15,191	7,026	2,762	36	2,896	2,932	1.1x	1.1x	14.9	11.2	European Direct Lending
ACE V Unlevered[14]			6,376	2,504	60	2,703	2,763	1.1x	1.1x	24.6	18.9	
PCS II	2020	5,193	5,114	1,650	—	1,733	1,733	1.1x	1.0x	NM	NM	U.S Direct Lending
SDL II Unlevered	2021	13,265	1,989	408	—	423	423	1.0x	1.0x	NM	NM	U.S Direct Lending
SDL II Levered			5,936	1,236	—	1,315	1,315	1.1x	1.1x	NM	NM	

Note: Past performance is not indicative of future results. AUM and net returns are as of March 31, 2022 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes commingled funds that contributed at least 1% of total management fees or comprised 1% or more of Ares' total FPAUM for the past two consecutive quarters. Please refer to significant fund performance endnotes on slide 35 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund.

* Fund performance metrics for significant funds may be marked as "NM" as it is not considered meaningful due to the limited time since the initial investment and/or early stage of capital deployment.

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Significant Fund Performance Metrics (cont'd)

The following table presents the performance data for our significant drawdown funds (cont'd):

As of March 31, 2022

($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[1]	Unrealized Value[2]	Total Value	MOIC Gross[3]	MOIC Net[4]	IRR(%) Gross[5]	IRR(%) Net[6]	Primary Investment Strategy
Private Equity												
Funds Deploying Capital												
ACOF V	2017	$9,220	$7,850	$7,396	$3,132	$8,424	$11,556	1.6x	1.4x	16.2	11.5	Corporate Private Equity
ASOF	2019	5,536	3,518	4,965	2,784	4,113	6,897	1.6x	1.5x	46.3	36.0	Special Opportunities
ACOF VI	2020	6,140	5,743	2,789	291	3,092	3,383	1.2x	1.1x	23.7	37.7	Corporate Private Equity
($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[6]	Unrealized Value[7]	Total Value	MOIC Gross[8]	MOIC Net[9]	IRR(%) Gross[10]	IRR(%) Net[11]	Primary Investment Strategy
Real Assets												
Fund Harvesting Investments												
IDF IV[12]	2018	$3,349	$4,012	$3,716	$995	$3,323	$4,318	1.2x	1.1x	9.5	7.1	Infrastructure Debt
Fund Deploying Capital												
EF V[13]	2018	2,123	1,968	1,300	479	1,274	1,753	1.4x	1.2x	22.2	14.5	European Real Estate Equity

Note: Past performance is not indicative of future results. AUM and net returns are as of March 31, 2022 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes commingled funds that contributed at least 1% of total management fees or comprised 1% or more of Ares' total FPAUM for the past two consecutive quarters. Please refer to significant fund performance endnotes on slides 36-37 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund.

* Fund performance metrics for significant funds may be marked as "NM" as it is not considered meaningful due to the limited time since the initial investment and/or early stage of capital deployment.
* For funds in our infrastructure debt strategy, returns are calculated from results that are generally reported on a three month lag and may not include the impact of economic and market activities occurring in the current reporting period.

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Significant Fund Performance Metrics (cont'd)

The following table presents the performance data for our significant drawdown funds (cont'd):

	As of March 31, 2022											
								MOIC		IRR(%)		
($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[1]	Unrealized Value[2]	Total Value	Gross[3]	Net[4]	Gross[5]	Net[6]	Primary Investment Strategy
Secondary Solutions												
Funds Harvesting Investments												
LEP XV[7]	2013	$2,072	$3,250	$2,628	$2,480	$1,357	$3,837	1.6x	1.5x	19.6	14.1	Private Equity Secondaries
LEP XVI[7]	2016	5,898	4,896	2,706	1,694	2,757	4,451	1.8x	1.6x	60.1	40.4	Private Equity Secondaries
LREP VIII[7]	2016	3,753	3,300	1,745	837	1,701	2,538	1.6x	1.5x	32.3	22.7	Real Estate Secondaries
Strategic Initiatives												
Fund Deploying Capital												
SSG Fund V	2018	2,124	1,878	1,602	1,063	777	1,840	1.2x	1.1x	34.7	20.2	Asian Special Situations

Note: Past performance is not indicative of future results. AUM and net returns are as of March 31, 2022 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes commingled funds that contributed at least 1% of total management fees or comprised 1% or more of Ares' total FPAUM for the past two consecutive quarters. Please refer to significant fund performance endnotes on slide 38 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund.

* Fund performance metrics for significant funds may be marked as "NM" as it is not considered meaningful due to the limited time since the initial investment and/or early stage of capital deployment.
* For all funds in the Secondary Solutions Group, returns are calculated from results that are generally reported on a three month lag and may not include the impact of economic and market activities occurring in the current reporting period.

34

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35 Credit 1. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. 2. Since inception returns are annualized. 3. Net returns are calculated using the fund's NAV and assume dividends are reinvested at the closest quarter-end NAV to the relevant quarterly ex-dividend dates. Additional information related to ARCC can be found in its financial statements filed with the SEC, which are not part of this report. 4. Returns are shown for institutional share class. Net returns are calculated using the fund’s NAV and assume distributions are reinvested at the NAV on the date of distribution. Additional information related to CADC can be found in its financial statements filed with the SEC, which are not part of this report. 5. Gross returns do not reflect the deduction of management fees or other expenses. Net returns are calculated by subtracting the applicable management fees and other expenses from the gross returns on a monthly basis. This fund is a master/feeder structure and its AUM and returns include activity from its' investment in an affiliated Ares fund. Returns presented in the table are expressed in U.S. Dollars and are for the master fund, excluding the share class hedges. The current quarter, year-to-date, and since inception returns (gross / net) for the pound sterling hedged Cayman feeder, the fund's sole feeder, are as follows: 1.0% / 0.8%, 2.1% / 1.5%. 6. Realized value represents the sum of all cash distributions to all partners and if applicable, exclude tax and incentive distributions made to the general partner. 7. Unrealized value represents the fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 8. The gross multiple of invested capital (“MoICˮ) is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest and other expenses, as applicable, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 9. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 10. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest and other expenses, as applicable, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 11. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 12. ACE III is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net IRR and MoIC presented in the table are for the Euro denominated feeder fund. The gross and net IRR for the U.S. dollar denominated feeder fund are 12.7% and 9.3%, respectively. The gross and net MoIC for the U.S. dollar denominated feeder fund are 1.6x and 1.4x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE III are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 13. ACE IV is made up of four parallel funds, two denominated in Euros and two denominated in pound sterling: ACE IV (E) Unlevered, ACE IV (G) Unlevered, ACE IV (E) Levered and ACE IV (G) Levered. The gross and net IRR and MoIC presented in the table are for ACE IV (E) Unlevered and ACE IV (E) Levered. Metrics for ACE IV (E) Levered are inclusive of a U.S. dollar denominated feeder fund, which has not been presented separately The gross and net IRR for ACE IV (G) Unlevered are 10.0% and 7.1%, respectively. The gross and net MoIC for ACE IV (G) Unlevered are 1.2x and 1.2x, respectively. The gross and net IRR for ACE IV (G) Levered are 13.9% and 10.0%, respectively. The gross and net MoIC for ACE IV (G) Levered are 1.3x and 1.2x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE IV Unlevered and ACE IV Levered are for the combined levered and unlevered parallel funds and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 14. ACE V is made up of four parallel funds, two denominated in Euros and two denominated in pound sterling: ACE V (E) Unlevered, ACE V (G) Unlevered, ACE V (E) Levered, and ACE V (G) Levered. The gross and net MoIC presented in the table are for ACE V (E) Unlevered and ACE V (E) Levered. Metrics for ACE V (E) Unlevered are inclusive of a Japanese yen denominated feeder fund, which has not been presented separately. Metrics for ACE V (E) Levered are inclusive of a U.S. dollar denominated feeder fund, which has not been presented separately. The gross and net IRR for ACE V (G) Unlevered are 14.7% and 11.0%, respectively. The gross and net MoIC for ACE V (G) Unlevered are 1.1x and 1.1x, respectively. The gross and net IRR for ACE V (G) Levered are 23.7% and 16.9%, respectively. The gross and net MoIC for ACE V (G) Levered are 1.1x and 1.1x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE V Unlevered and ACE V Levered are for the combined levered and unlevered parallel funds and are converted to U.S. dollars at the prevailing quarter- end exchange rate. IRRs are presented on a non-annualized basis. Significant Fund Performance Metrics Endnotes

36 Significant Fund Performance Metrics Endnotes (cont’d) Private Equity 1. Realized value represents the sum of all cash dividends, interest income, other fees and cash proceeds from realizations of interests in portfolio investments. Realized value excludes any proceeds related to bridge financings. 2. Unrealized value represents the fair market value of remaining investments. Unrealized value does not take into account any bridge financings. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. For the corporate private equity funds, the gross MoIC is calculated at the investment-level and is based on the interests of all partners. The gross MoIC is before giving effect to management fees, carried interest, as applicable, and other expenses. For the special opportunities funds, the gross MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. The gross MoICs for the corporate private equity and special opportunities funds are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the gross MoIC would be 1.5x for ACOF V, 1.2x for ACOF VI, and 1.6x for ASOF, respectively. 4. The net MoIC for ASOF is calculated at the fund-level. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. The net MoIC for the corporate private equity funds is calculated at the investment level. For all funds, the net MoIC is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or performance fees. The net MoIC is after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. The net MoICs for the corporate private equity and special opportunities funds are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the net MoIC would be 1.3x for ACOF V, 1.1x for ACOF VI, and 1.4x for ASOF. 5. For the corporate private equity funds, the gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses. For the special opportunities funds the gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRRs reflect returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The gross IRRs for the corporate private equity and special opportunities funds are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the gross IRRs would be 16.1% for ACOF V, 22.2% for ACOF VI, and 44.9% for ASOF. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses and exclude commitments by the general partner and non-fee paying limited partners who do not pay either management fees or carried interest. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. The net IRRs for the corporate private equity and special opportunities funds are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the net IRRs would be 11.6% for ACOF V, 27.1% for ACOF VI, and 34.9% for ASOF.

37 Real Assets 1. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. 2. Since inception returns are annualized. 3. Returns are shown for institutional share class. Net returns are calculated using the fund’s NAV and assume distributions are reinvested at the NAV on the date of distribution. The inception date used in the calculation of the since inception return is the date in which the first shares of common stock were sold after converting to a NAV-based REIT. Additional information related to AREIT can be found in its financial statements filed with the SEC, which are not part of this report. 4. Returns are shown for institutional share class. Net returns are calculated using the fund’s NAV and assume distributions are reinvested at the NAV on the date of distribution. Additional information related to AIREIT can be found in its financial statements filed with the SEC, which are not part of this report. 5. Gross returns do not reflect the deduction of management fees, incentive fees, as applicable, or other expenses. Net returns are calculated by subtracting the applicable management fees, incentive fees, as applicable and other expenses from the gross returns on a quarterly basis. 6. Realized value includes distributions of operating income, sales and financing proceeds received. 7. Unrealized value represents the fair market value of remaining investments. Unrealized value does not take into account any bridge financings. There can be no assurance that unrealized investments will be realized at the valuations indicated. 8. The gross MoIC is calculated at the investment level and is based on the interests of all partners. The gross MoIC for all funds is before giving effect to management fees, carried interest and other expenses, as applicable. 9. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying partners and, if applicable, excludes interests attributable to the non fee-paying partners and/or the general partner which does not pay management fees, carried interest or has such fees rebated outside of the fund. The net MoIC is after giving effect to management fees, carried interest as applicable and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 10. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. Cash flows used in the gross IRR calculation are assumed to occur at quarter-end. The gross IRRs are calculated before giving effect to management fees, carried interest and other expenses, as applicable. 11. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying partners and, if applicable, exclude interests attributable to the non fee-paying partners and/or the general partner which does not pay management fees or carried interest or has such fees rebated outside of the fund. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 12. IDF IV is made up of U.S. Dollar hedged, U.S. Dollar unhedged, Euro unhedged, and Yen hedged parallel funds. Gross IRRs and MoICs are not calculated for individual parallel funds. The gross asset level IRRs and MoICs presented in the table represent the gross IRR and gross MoIC for the combined fund. The gross IRR and MoIC are presented in U.S. Dollars with the investment cash flows converted from the currency of the underlying asset to U.S. Dollars at the spot exchange rate prevailing at the date of the first cash flow for each investment. The net IRR and MoIC presented in the table are for the U.S. Dollar hedged parallel fund. The net IRRs for the U.S. Dollar unhedged, Euro unhedged and Yen hedged parallel funds are 6.9%, 6.8% and 5.9%, respectively. The net MoICs for the U.S. Dollar unhedged, Euro unhedged and Yen hedged parallel funds are 1.1x, 1.1x and 1.1x, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund's closing. All other values for IDF IV are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. 13. EF V is made up of two parallel funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net IRR and MoIC presented in the table are for the Euro denominated parallel fund. The gross and net MoIC for the U.S. Dollar denominated parallel fund are 1.4x and 1.2x, respectively. The gross and net IRR for the U.S. Dollar denominated parallel fund are 22.3% and 15.0%, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of fund's closing. All other values for EF V are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. Significant Fund Performance Metrics Endnotes (cont’d)

38 Strategic Initiatives 1. Realized value represents the sum of all cash distributions to all partners and if applicable, exclude tax and incentive distributions made to the general partner. 2. Unrealized value represents the fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 3. The gross MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest as applicable and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and other expenses, carried interest and credit facility interest expense, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. The gross fund-level IRR would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and other expenses, carried interest and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. Significant Fund Performance Metrics Endnotes (cont’d) Secondary Solutions 1. Realized value represents the sum of all cash distributions to all limited partners and if applicable, exclude tax and incentive distributions made to the general partner. 2. Unrealized value represents the limited partners' share of fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 3. The gross MoIC is calculated at the fund-level and is based on the interests of all partners. If applicable, limiting the gross MoIC to exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest would have no material impact on the result. The gross MoIC is before giving effect to management fees, carried interest as applicable and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund's governing documentation. The gross fund-level MoIC would have generally been lower had such fund called capital from its partners instead of utilizing the credit facility. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and other expenses, carried interest and credit facility interest expense, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund's governing documentation. The net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to all partners. If applicable, limiting the gross IRR to exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest would have no material impact on the result. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund's governing documents. The gross fund- level IRR would generally have been lower had such fund called capital from its partners instead of utilizing the credit facility. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and other expenses, carried interest and credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long- term credit facility as permitted by the respective fund's governing documents. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. The results of each fund is presented on a combined basis with the affiliated parallel funds or accounts, given that the investments are substantially the same.

Supplemental Performance Metrics

The following table presents the performance data for commingled funds that were previously reported as significant funds:

($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	As of March 31, 2022 Realized Value[1]	Unrealized Value[2]	Total Value	MOIC Gross[3]	MOIC Net[4]	IRR(%) Gross[5]	IRR(%) Net[6]	Primary Investment Strategy
Private Equity												
ACOF III	2008	$368	$3,510	$3,922	$10,292	$125	$10,417	2.7x	2.2x	28.7	20.3	Corporate Private Equity
ACOF IV	2012	3,247	4,700	4,251	7,733	2,569	10,302	2.4x	2.0x	21.1	15.1	Corporate Private Equity
AEOF	2018	708	1,120	974	100	579	679	0.7x	0.6x	(12.5)	(17.9)	Corporate Private Equity
SSF IV	2015	1,245	1,515	3,627	3,255	1,109	4,364	1.5x	1.4x	9.5	8.0	Special Opportunities
Real Assets												
US VIII	2013	384	824	842	1,276	341	1,617	1.9x	1.7x	21.5	17.5	U.S. Real Estate Equity
US IX	2017	880	1,040	922	911	739	1,650	1.8x	1.6x	24.9	22.0	U.S. Real Estate Equity
AREOF III[7]	2019	1,881	1,697	835	114	984	1,098	1.3x	1.3x	53.3	38.3	U.S. Real Estate Equity
EF IV[8]	2014	476	1,299	1,263	1,589	446	2,035	1.6x	1.4x	16.2	11.1	European Real Estate Equity
EPEP II[9]	2015	346	747	644	667	298	965	1.5x	1.3x	18.2	15.5	European Real Estate Equity
USPF III	2007	172	1,350	1,808	2,557	31	2,588	1.4x	1.4x	7.0	4.3	Infrastructure Opportunities
USPF IV	2010	874	1,688	2,121	1,825	745	2,570	1.2x	1.1x	4.5	0.9	Infrastructure Opportunities
EIF V	2015	619	801	1,392	1,267	502	1,769	1.3x	1.3x	14.6	8.9	Infrastructure Opportunities
Strategic Initiatives												
SSG Fund IV	2016	1,381	1,181	1,522	1,104	622	1,726	1.2x	1.1x	13.2	8.0	Asian Special Situations

Note: Past performance is not indicative of future results. AUM and net returns are as of March 31, 2022 unless otherwise noted. Please refer to supplemental performance metric endnotes on slides 40-42 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund.

39

ARES

40 Supplemental Performance Metrics Endnotes Private Equity 1. Realized proceeds represent the sum of all cash dividends, interest income, other fees and cash proceeds from realizations of interests in portfolio investments. Realized proceeds excludes any proceeds related to bridge financings. 2. Unrealized value represents the fair market value of remaining investments. Unrealized value does not take into account any bridge financings. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. For the corporate private equity funds, the gross MoIC is calculated at the investment-level and is based on the interests of all partners. The gross MoIC is before giving effect to management fees, carried interest, as applicable, and other expenses. The gross MoICs for the corporate private equity funds are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the gross MoIC would be 2.7x for ACOF III, 2.3x for ACOF IV, and 0.7x for Ares Energy Opportunities Fund, L.P. ("AEOF"). For the special opportunities funds, the gross MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 4. For the special opportunities funds, the net MoIC is calculated at the fund-level. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. The net MoIC for AEOF, ACOF III and ACOF IV is calculated at the investment level. For all funds, the net MoIC is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or performance fees. The net MoIC is after giving effect to management fees, carried interest, as applicable, and other expenses. 5. For the corporate private equity funds, the gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. The cash flow dates used in the gross IRR calculation are assumed to occur at month-end. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses. The gross IRRs for the corporate private equity funds are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the gross IRR would be 28.7% for ACOF III, 21.0% for ACOF IV, and (12.4)% for AEOF. For the special opportunities funds the gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRRs reflect returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses and exclude commitments by the general partner and Schedule I investors who do not pay either management fees or carried interest. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility.

41 Supplemental Performance Metrics Endnotes (cont’d) Real Assets 1. For the infrastructure opportunities funds, realized proceeds represent the sum of all cash dividends, interest income, other fees and cash proceeds from realizations of interests in portfolio investments. Realized proceeds excludes any proceeds related to bridge financings. For the real estate funds, realized proceeds include distributions of operating income, sales and financing proceeds received. 2. Unrealized value represents the fair value of remaining investments. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. For the infrastructure opportunities funds, the gross MoIC is calculated at the investment-level and is based on the interests of all partners. The gross MoIC is before giving effect to management fees, carried interest, as applicable, and other expenses. For the real estate funds, the gross MoIC is calculated at the investment level and is based on the interests of all partners. The gross MoIC for all funds is before giving effect to management fees, carried interest as applicable and other expenses. 4. For the infrastructure opportunities funds, the net MoIC is calculated at the fund-level. The net MoIC is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or performance fees. The net MoIC is after giving effect to management fees, carried interest, as applicable, and other expenses. For the real estate funds, the net MoIC is calculated at the fund-level and is based on the interests of the fee-paying partners and, if applicable, excludes interests attributable to the non fee-paying partners and/or the general partner who does not pay management fees or carried interest or has such fees rebated outside of the fund. The net MoIC is after giving effect to management fees, carried interest as applicable and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. For infrastructure opportunities funds, cash flows used in the gross IRR calculation are assumed to occur at month-end. For real estate funds, cash flows used in the gross IRR calculation are assumed to occur at quarter-end. The gross IRRs are calculated before giving effect to management fees, carried interest as applicable, and other expenses. 6. For the infrastructure opportunities funds, the net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses and exclude commitments by the general partner and Schedule I investors who do not pay either management fees or carried interest. For the real estate funds, the net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying partners and, if applicable, excludes interests attributable to the non fee-paying partners and/or the general partner who does not pay management fees or carried interest or has such fees rebated outside of the fund. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. Gross and net fund-level IRRs for AREOF III do not represent an annualized return as the time elapsed from the date of the first capital call is less than one year. 8. EF IV is made up of two parallel funds, one denominated in U.S. Dollars and one denominated in Euros. The gross and net MoIC presented in the table are for the Euro denominated parallel fund. The gross and net MoIC for the U.S. Dollar denominated parallel fund are 1.6x and 1.4x, respectively. The gross and net IRR for the U.S. Dollar denominated parallel fund are 16.0% and 11.7%, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund's closing. All other values for EF IV are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. 9. EPEP II is made up of dual currency investors and Euro currency investors. The gross and net MoIC and gross and net IRR presented in the table are for dual currency investors as dual currency investors represent the largest group of investors in the fund. Multiples exclude foreign currency gains and losses since dual currency investors fund capital contributions and receive distributions in local deal currency (GBP or EUR) and therefore, do not realize foreign currency gains or losses. The gross and net IRRs for the euro currency investors, which include foreign currency gains and losses, are 18.4% and 15.6%, respectively. The gross and net MoIC for the euro currency investors are 1.5x and 1.3x, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund's closing. All other values for EPEP II are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate.

42 Supplemental Performance Metrics Endnotes (cont’d) Strategic Initiatives 1. Realized value represents the sum of all cash distributions to all partners and if applicable, exclude tax and incentive distributions made to the general partner. 2. Unrealized value represents the fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 3. The gross MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest as applicable and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and other expenses, carried interest and credit facility interest expense, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. The gross fund-level IRR would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and other expenses, carried interest and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility.

43 Glossary ARCC Part II Fees ARCC Part II Fees refers to fees from Ares Capital Corporation (NASDAQ: ARCC) (“ARCCˮ) that are paid in arrears as of the end of each calendar year when the cumulative aggregate realized capital gains exceed the cumulative aggregate realized capital losses and aggregate unrealized capital depreciation, less the aggregate amount of ARCC Part II Fees paid in all prior years since inception. Ares Operating Group Entities Ares Operating Group Entities refers to, collectively, Ares Holdings, L.P. and any future entity designated by our board of directors in its sole discretion as an Ares Operating Group entity. Ares Operating Group Unit Ares Operating Group Unit or an “AOG Unitˮ refers to, collectively, a partnership unit in the Ares Operating Group entities including Ares Holdings and any future entity designated by our board of directors in its sole discretion as an Ares Operating Group entity. Assets Under Management Assets Under Management or “AUMˮ generally refers to the assets we manage. For our funds other than CLOs, our AUM represents the sum of the net asset value (“NAVˮ) of such funds, the drawn and undrawn debt (at the fund-level including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). NAV refers to the fair value of the assets of a fund less the fair value of the liabilities of the fund. For the CLOs we manage, our AUM is equal to initial principal amounts adjusted for paydowns. AUM also includes the proceeds raised in the initial public offering of a special purpose acquisition company (“SPACˮ) sponsored by us. AUM Not Yet Paying Fees AUM Not Yet Paying Fees (also referred to as “shadow AUMˮ) refers to AUM that is not currently paying fees and is eligible to earn management fees upon deployment. Available Capital Available Capital (also referred to as “dry powderˮ) is comprised of uncalled committed capital and undrawn amounts under credit facilities and may include AUM that may be canceled or not otherwise available to invest. Consolidated Funds Consolidated Funds refers collectively to certain Ares funds, co-investment entities, CLOs and SPACs that are required under GAAP to be consolidated in our consolidated financial statements. Dividend Policy in the normal course of business, we expect to pay dividends to our Class A and non-voting common stockholders that are aligned with our expected annual fee related earnings after an allocation of current taxes paid. For the purpose of determining this amount, we allocate the total current taxes paid between FRE and realized incentive and investment income in a manner that is expected to be disproportional to earnings generated by these metrics and the actual taxes paid on these metrics should they be measured separately. Additionally, our methodology uses the tax benefits from certain expenses that are not included in these non-GAAP metrics, such as equity-based compensation from the vesting of restricted units, and the exercise of stock options and from the amortization of intangible assets, among others. The portion of the current tax allocated to performance and net investment income is calculated by multiplying the statutory tax rate currently in effect by the realized performance and net investment income attributable to the Company. We subtract this amount from the total current tax and the remainder is allocated to FRE. We use this method to allocate the portion of the current income tax provision to FRE to approximate the amount of cash that is available to pay dividends to our shareholders. If cash flows from FRE were insufficient to fund dividends over a sustained period of time, we expect that we would reduce dividends or suspend paying such dividends. Accordingly, there is no assurance that dividends would continue at the current levels or at all. Fee Paying AUM Fee Paying AUM or “FPAUMˮ refers to the AUM from which we directly earn management fees. FPAUM is equal to the sum of all the individual fee bases of our funds that directly contribute to our management fees. For our funds other than CLOs, our FPAUM represents the amount of limited partner capital commitments for certain closed-end funds within the reinvestment period, the amount of limited partner invested capital for the aforementioned closed-end funds beyond the reinvestment period and the portfolio value, gross asset value or NAV. For the CLOs we manage, our FPAUM is equal to the gross amount of aggregate collateral balance, at par, adjusted for defaulted or discounted collateral.

44 Glossary (cont’d) Fee Related Earnings Fee Related Earnings or “FREˮ, a non-GAAP measure, is used to assess core operating performance by determining whether recurring revenue, primarily consisting of management fees and fee related performance revenues, is sufficient to cover operating expenses and to generate profits. FRE differs from income before taxes computed in accordance with GAAP as FRE excludes net performance income, investment income from our funds and certain other items that we believe are not indicative of our core operating performance. Beginning in the fourth quarter of 2021, fee related performance revenues, together with fee related performance compensation, has been presented within FRE because it represents incentive fees from perpetual capital vehicles that are measured and received on a recurring basis and are not dependent on realization events from the underlying investments. Fee related performance revenues and fee related performance compensation were previously included within realized net performance income. Historical periods have been modified to conform to the current period presentation. Fee Related Performance Revenues Fee Related Performance Revenues refers to incentive fees from perpetual capital vehicles that are (i) measured and expected to be received on a recurring basis and (ii) not dependent on realization events from the underlying investments. Certain vehicles are subject to hold back provisions that limits the amount paid in a particular year. Such hold back amounts may be paid in subsequent years, subject to their extended performance conditions. Gross Invested Capital Gross Invested Capital refers to the aggregate amount of capital invested by our funds during a given period, and includes investments made by our draw-down funds and permanent capital vehicles (and affiliated funds) and new capital raised and invested by our open-ended managed accounts, sub-advised accounts and CLOs, but excludes capital that is reinvested (after receiving repayments of capital) by our open-ended managed accounts, sub-advised accounts and CLOs. Incentive Eligible AUM Incentive Eligible AUM or “IEAUMˮ generally refers to the AUM of our funds and other entities from which carried interest and incentive fees may be generated, regardless of whether or not they are currently generating carried interest and incentive fees. It generally represents the NAV plus uncalled equity or total assets plus uncalled debt, as applicable, of our funds for which we are entitled to receive carried interest and incentive fees, excluding capital committed by us and our professionals (from which we generally do not earn carried interest and incentive fees), as well as proceeds raised in the initial public offering of a SPAC sponsored by us. With respect to ARCC's AUM, only ARCC Part II Fees may be generated from IEAUM. Incentive Generating AUM Incentive Generating AUM or “IGAUMˮ refers to the AUM of our funds and other entities that are currently generating carried interest and incentive fees on a realized or unrealized basis. It generally represents the NAV or total assets of our funds, as applicable, for which we are entitled to receive carried interest and incentive fees, excluding capital committed by us and our professionals (from which we generally do not earn carried interest and incentive fees). ARCC is only included in IGAUM when ARCC Part II Fees are being generated. Management Fees Management Fees refers to fees we earn for advisory services provided to our funds, which are generally based on a defined percentage of fair value of assets, total commitments, invested capital, net asset value, net investment income, total assets or par value of the investment portfolios managed by us. Management fees include Part I Fees, a quarterly fee based on the net investment income of certain funds. Net Inflows of Capital Net Inflows of Capital refers to net new commitments during the period, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts, as well as new debt and equity issuances by our publicly-traded vehicles minus redemptions from our open-ended funds, managed accounts and sub-advised accounts.

45 Glossary (cont’d) Operations Management Group In addition to our operating segments, we have an Operations Management Group (the “OMGˮ) that consists of shared resource groups to support our reportable segments by providing infrastructure and administrative support in the areas of accounting/finance, operations, information technology, strategy and relationship management, legal, compliance and human resources. The OMG’s expenses are not allocated to our reportable segments but we consider the cost structure of the OMG when evaluating our financial performance. Our management uses this information to assess the performance of our reportable segments and OMG, and we believe that this information enhances the ability of shareholders to analyze our performance. Our Funds Our Funds refers to the funds, alternative asset companies, trusts, co-investment vehicles and other entities and accounts that are managed or co-managed by the Ares Operating Group, and which are structured to pay fees. It also includes funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of ARCC and an SEC-registered investment adviser. Part I Fees Part I Fees refers to a quarterly fee on the net investment income of ARCC and CION Ares Diversified Credit Fund (“CADCˮ). Such fees are classified as management fees as they are predictable and recurring in nature, not subject to contingent repayment and generally cash-settled each quarter, unless subject to a payment deferral. Performance Income Performance Income refers to income we earn based on the performance of a fund that is generally based on certain specific hurdle rates as defined in the fund’s investment management or partnership agreements and may be either performance revenue or carried interest, but in all cases excludes fee related performance revenues. Perpetual Capital Perpetual Capital refers to the AUM of (i) ARCC, Ares Commercial Real Estate Corporation (NYSE: ACRE) (“ACREˮ), Ares Dynamic Credit Allocation Fund, Inc. (NYSE: ARDC) (“ARDCˮ) and CADC, (ii) our non-traded Real Estate Investment Trusts (“REITsˮ), (iii) Aspida Holdings Ltd. (together with its subsidiaries, “Aspidaˮ) and (iv) certain other commingled funds and managed accounts that have an indefinite term, are not in liquidation, and for which there is no immediate requirement to return invested capital to investors upon the realization of investments. Perpetual Capital - Commingled Funds refers to commingled funds that meet the Perpetual Capital criteria. Perpetual Capital - Managed Accounts refers to managed accounts for single investors primarily in illiquid strategies that meet the Perpetual Capital criteria. Perpetual Capital may be withdrawn by investors under certain conditions, including through an election to redeem an investor’s fund investment or to terminate the investment management agreement, which in certain cases may be terminated on 30 days’ prior written notice. In addition, the investment management or advisory agreements of certain of our publicly-traded and non-traded vehicles have one year terms, which are subject to annual renewal by such vehicles.

46 Glossary (cont’d) Realized Income Realized Income or “RIˮ, a non-GAAP measure, is an operating metric used by management to evaluate performance of the business based on operating performance and the contribution of each of the business segments to that performance, while removing the fluctuations of unrealized income and losses, which may or may not be eventually realized at the levels presented and whose realizations depend more on future outcomes than current business operations. RI differs from income before taxes by excluding (i) operating results of our Consolidated Funds, (ii) depreciation and amortization expense, (iii) the effects of changes arising from corporate actions, (iv) unrealized gains and losses related to carried interest, incentive fees and investment performance and (v) certain other items that we believe are not indicative of our operating performance. Changes arising from corporate actions include equity-based compensation expenses, the amortization of intangible assets, transaction costs associated with mergers, acquisitions and capital activities, underwriting costs and expenses incurred in connection with corporate reorganization. RI also includes deferred placement fees, which represent the portion of placement fees that are deferred and amortized over the expected life of each fund's life for segment purposes but have been expensed under GAAP. For periods in which the GAAP expense is lower than the amortization of placement fees, the placement fee adjustment is presented as a reduction to RI. After-tax RI is RI less the current income tax provision. For this purpose, the current income tax provision represents the sum of (i) taxes paid or payable as reflected in the Company’s GAAP financial statements for the period and (ii) amounts payable under the Tax Receivable Agreement for which a tax benefit was included in the current period provision. The current income tax provision reflects the tax benefits associated with deductions available to the Company on certain expense items that have been excluded from the underlying calculation of RI, such as equity-based compensation deductions. If tax deductions related to the vesting of restricted units and exercise of stock options were excluded, the resulting current income tax provision and the implied tax rate would be higher, which would reduce After-tax RI. The assumptions applied in calculating our current income tax provision as presented under U.S. GAAP and in determining After-tax RI are consistent. Management believes that utilizing the current income tax provision, calculated as described above, in determining After-tax RI is meaningful because it increases comparability between periods and more accurately reflects amounts that are available for distribution to stockholders. Total Fee Revenue Total Fee Revenue refers to the total of segment management fees, other fees, fee related performance revenues less fee related performance compensation, and realized net performance income.